Exhibit 10.1

Certain identified information has been excluded from this exhibit because it is (i) not material and (ii) the type that the company treats as private or confidential. Such omitted information is indicated by brackets (“[***]”) in this exhibit.

EXECUTION VERSION

SUPPORT AGREEMENT

WHEREAS, this support agreement (this “Support Agreement”), dated as of February 27, 2025 is made by and among (a) The Cannabist Company Holdings Inc. (“The Cannabist Company”), The Cannabist Company Holdings (Canada) Inc. (“The Cannabist Company Canada”) and each of their respective direct and indirect subsidiaries signatory hereto (together with The Cannabist Company, the “Companies” and each individually, a “Company Entity”); and (b) each beneficial holder of, and/or investment advisor or manager with investment discretion with respect to holdings in: (i) the six percent (6.0%) Senior Secured Convertible Notes due June 29, 2025 (the “2025 Notes”); (ii) the nine and one half percent (9.5%) Senior Secured First Lien Notes due February 3, 2026 (the “2026 Notes”); and (iii) the nine percent (9.0%) Senior Secured Convertible Notes due March 19, 2027 (the “2027 Notes”, and together with the 2025 Notes and the 2026 Notes, the “Notes”) issued by The Cannabist Company pursuant to the trust indenture dated as of May 14, 2020, between The Cannabist Company and Odyssey Trust Company (the “Trustee”), as supplemented by a first supplemental trust indenture dated as of June 19, 2020 (the “First Supplemental Indenture”), a second supplemental trust indenture dated as of June 29, 2021 (the “Second Supplemental Indenture”), a third supplemental trust indenture dated as of February 2, 2022 (the “Third Supplemental Indenture”), a fourth supplemental trust indenture dated as of February 3, 2022 (the “Fourth Supplemental Indenture”), a fifth supplemental trust indenture dated as of May 5, 2022 (the “Fifth Supplemental Indenture”), a sixth supplemental trust indenture dated as of September 20, 2023 (the “Sixth Supplemental Indenture”), and a seventh supplemental trust indenture dated as of March 19, 2024 (the “Seventh Supplemental Indenture”, and together with the Original Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, and the Sixth Supplemental Indenture, the “Trust Indenture”), that has executed and delivered counterpart signatures to this Support Agreement or a Joinder Agreement (each, a “Supporting Noteholder, and, collectively, the “Supporting Noteholders”). Holders of the Notes are herein referred to as “Noteholders”. The Companies and each Supporting Noteholder, and any subsequent person that becomes a party hereto in accordance with the terms hereof, are referred to herein collectively as the “Parties” and individually as a “Party”.

AND WHEREAS, the Parties have engaged in good faith, arm’s length negotiations and have agreed to support and implement, in accordance with and subject to the terms and conditions hereof, an exchange and extension transaction involving the Companies, as more fully described in the term sheet attached hereto as Schedule B (the “Term Sheet”, the terms contained therein being the “Transaction Terms”, and the transactions contemplated thereby, the “Transaction”), which Transaction Terms are to form the basis of the Transaction to be implemented pursuant to a plan of arrangement in form and substance consistent with the Transaction Terms and otherwise reasonably acceptable to the Companies and the Requisite Supporting Noteholders (as defined below) (the “Plan”) to be filed in respect of the Companies in proceedings (the “Proceedings”) under the Canada Business Corporations Act (the “CBCA”) commenced before the Ontario Superior Court of Justice (Commercial List) in Toronto (the “Court”).

AND WHEREAS, capitalized terms used but not otherwise defined in this Support Agreement have the meanings given to them in Schedule A or the Term Sheet.

AND WHEREAS, the Parties desire to express to each other their mutual support and commitment in respect of the matters discussed in the Term Sheet and hereunder, in accordance with and subject to the terms and conditions hereof.

AND NOW THEREFORE, in consideration for the covenants and agreements set forth herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

Section 1 TRANSACTION

The Transaction Terms as agreed among the Parties are set forth in the Term Sheet, which is incorporated herein and made a part of this Support Agreement. In the case of a conflict between the provisions contained in this Support Agreement and the Transaction Terms, the Transaction Terms shall govern. In the case of a conflict between the provisions contained in the text of this Support Agreement (including the Schedules hereto) and the Plan, prior to entry of the Final Order, the terms of this Support Agreement shall govern, and following entry of the Final Order, the terms of the Plan shall govern.

Section 2 REPRESENTATIONS AND WARRANTIES OF THE SUPPORTING NOTEHOLDERS

Each Supporting Noteholder, severally and not jointly, hereby represents and warrants to the Companies and each other Party (and acknowledges that the Companies and each other Party are relying upon such representations and warranties) that as of the date hereof:

(a)

it is the beneficial holder of, or exercises control and direction and has voting and investment discretion over, the Notes in the principal amount(s) set forth on its signature page to this Support Agreement (the “Relevant Notes” and, together with all obligations owing in respect of the Relevant Notes, including accrued and unpaid interest and any other amount that such Supporting Noteholder is entitled to claim in respect of the Relevant Notes pursuant to the Trust Indenture, the “Debt”) and owns no other Notes or other Claims or Interests of the Companies or their Affiliates;

(b)	it has the authority and full power to vote (or direct the voting of), consent, approve changes to, and transfer all of its Debt;

(c)

it: (i) is a sophisticated party with sufficient knowledge and experience in financial and business matters to evaluate properly the terms and conditions of this Support Agreement and the merits and risks of securities to be acquired by it pursuant to the Transaction and is able to bear any economic risks with such investment; (ii) has conducted its own analysis and made its own decision to enter into this Support Agreement; (iii) has obtained such independent advice in this regard as it deemed appropriate; and (iv) has not relied in such analysis or decision on any person other than itself and/or its own independent advisors;

(d)

this Support Agreement has been duly authorized, executed and delivered by it, and, assuming the due authorization, execution and delivery by the other Parties, this Support Agreement constitutes the legal, valid and binding obligation of such Supporting Noteholder, enforceable in accordance with its terms, subject to (i) Laws of general application and bankruptcy, insolvency and other similar Laws affecting creditors’ rights generally and general principles of equity; and (ii) federal and state cannabis and related Laws in the United States;

(e)

unless it is an individual, it is duly organized and validly existing under the Laws of the jurisdiction of its organization and has all approvals necessary to execute and deliver this Support Agreement and to perform its obligations hereunder;

(f)

the execution and delivery of this Support Agreement by it and the completion by it of the transactions contemplated herein do not and will not, to the best of its knowledge, violate or conflict with any judgment, order, notice, decree, statute, Law (excluding U.S. federal cannabis and related Laws), ordinance, rule or regulation applicable to such Supporting Noteholder or any of its Relevant Notes or result (with or without notice and/or the passage of time) in any violation, conflict or breach of, or constitute a default under, or require any consent to be obtained under, its certificate of incorporation, articles, bylaws or other organizational documents;

(g)

except as contemplated by this Support Agreement, it has not deposited any of its Relevant Notes or Debt into a voting trust, or granted (or permitted to be granted) any proxies or powers of attorney or attorney in fact, or entered into a voting agreement, understanding or arrangement, with respect to the voting of its Relevant Notes or Debt that would reasonably be expected to adversely affect its ability to perform its obligations under this Support Agreement, including the obligations in Section 5;

(h)

except for any lien in favor of a bank or broker-dealer holding custody of any Relevant Notes or Debt in the ordinary course of business, the Relevant Notes and Debt held by it are not subject to any liens, charges, encumbrances or other similar restrictions that would reasonably be expected to adversely affect its ability to perform its obligations under this Support Agreement;

(i)

to the best of its knowledge, there is no proceeding, claim or investigation pending before any Governmental Entity, or threatened against such Supporting Noteholder or any of its properties, that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on such Supporting Noteholder’s ability to execute and deliver this Support Agreement, to perform its obligations hereunder and to consummate the Transaction;

(j)

if a Canadian resident, it is an “accredited investor”, as such term is defined in National Instrument 45-106—Prospectus Exemptions of the Canadian Securities Administrators (“NI 45-106”), and it was not created or used solely to purchase or hold securities as an accredited investor as described in paragraph (m) of the definition of “accredited investor” in NI 45-106; and

(k)	it is an “accredited investor” as such term is defined in Rule 501(a) of the United States Securities Act of 1933, as amended (the “Securities Act”).

Section 3 COMPANIES’ REPRESENTATIONS AND WARRANTIES

Each of the Companies (except if the representation or warranty is expressly applicable to The Cannabist Company or The Cannabist Company Canada only) hereby jointly and severally represents and warrants to each of the Supporting Noteholders (and each of the Companies acknowledges that each Supporting Noteholder is relying upon such representations and warranties) that as of the date hereof:

(a)

this Support Agreement has been duly authorized, executed and delivered by it, and, assuming the due authorization, execution and delivery by all other Parties, this Support Agreement constitutes a legal, valid and binding obligation of it, enforceable in accordance with its terms, subject to (i) Laws of general application and bankruptcy, insolvency and other similar Laws affecting creditors’ rights generally and general principles of equity; and (ii) federal and state cannabis and related Laws in the United States;

(b)

The Cannabist Company is duly organized and validly existing under the Laws of British Columbia and has all necessary corporate power and authority to execute and deliver this Support Agreement resulting from its acceptance hereof, to perform its obligations hereunder and to consummate the Transaction;

(c)

The Cannabist Company Canada is duly organized and validly existing under the Laws of Canada and has all necessary corporate power and authority to execute and deliver this Support Agreement resulting from its acceptance hereof, to perform its obligations hereunder and to consummate the Transaction;

(d)

the execution and delivery of this Support Agreement by it and the completion by it of the transactions contemplated herein do not and will not, to the best of its knowledge, violate or conflict with any judgment, order, notice, decree, statute, Law (excluding U.S. federal cannabis and cannabis-related Laws), ordinance, rule or regulation applicable to such Company Entity or any of their properties or assets or result (with or without notice or the passage of time) in a violation, conflict or breach of, or constitute a default under, or require any consent to be obtained under its certificate of incorporation, notice of articles, articles, bylaws or other organizational documents, as applicable;

(e)

there is no proceeding, claim or investigation pending before any Governmental Entity, or threatened against it or any of its properties that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on its ability to execute and deliver this Support Agreement, to perform its obligations hereunder and to consummate the Transaction;

(f)

The Cannabist Company and each of its direct and indirect subsidiaries is conducting its business in compliance with all applicable Laws (other than in respect of U.S. federal cannabis and U.S. federal cannabis-related Laws) in all respects (except to the extent immaterial, individually or in the aggregate, to the Companies’ business) and has not received any notice to the effect that, or has otherwise been advised that, it is not in compliance with such Laws;

(g)

no order halting or suspending trading in its securities or prohibiting the sale of such securities has been issued to or is outstanding against it and no investigations or proceedings for such purpose are pending or threatened;

(h)

The Cannabist Company and each of its direct and indirect subsidiaries has obtained all material permits, licenses and other authorizations which are required under all environmental and U.S. state and local cannabis Laws and it is in compliance in all respects (except to the extent immaterial, individually or in the aggregate, to the Companies’ business) with the terms and conditions of such permits, licenses and authorizations;

(i)

The Cannabist Company is a “reporting issuer” (or the equivalent thereof) in each of the provinces and territories of Canada and is not included on a list of defaulting reporting issuers maintained by any of the Canadian securities commissions, The Cannabist Company has filed all documents required to be filed by it (and no such disclosure or filing has been made on a confidential basis) and otherwise complied with its obligations under Canadian securities Laws and the rules, policies and requirements of Cboe (including in respect of timely disclosure obligations) in all material respects; and all documents filed with the Canadian securities regulators and Cboe: (i) comply with Canadian securities Laws in all material respects; and (ii) did not contain any misrepresentation or any untrue statement of a material fact, nor omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(j) no Event of Default (as defined in the Trust Indenture) has occurred and is continuing under the Trust Indenture or the Notes other than as may be contemplated by Section 5(r) of this Support Agreement.

Section 4 DEFINITIVE DOCUMENTS

Each of the Definitive Documents and related motions and orders remain subject to negotiation and completion and shall contain terms and conditions consistent in all material respects with this Support Agreement and the Transaction Terms, and the Definitive Documents shall otherwise be in form and substance reasonably acceptable to the Requisite Supporting Noteholders and The Cannabist Company. Upon completion, the Definitive Documents and every other document, deed, agreement, filing, notification, letter, or instrument related to the Transaction shall reflect and contain terms, conditions, representations, warranties, and covenants consistent with the terms of this Support Agreement (including the Schedules hereto), and otherwise reasonably acceptable to the Requisite Supporting Noteholders and The Cannabist Company, in each case, as they may be modified, amended, or supplemented in accordance with this Support Agreement.

Section 5 SUPPORTING NOTEHOLDERS’ COVENANTS

Subject to the terms of this Support Agreement, and in consideration of the matters set forth in Section 6 below, during the Support Effective Period each Supporting Noteholder (severally and not jointly) hereby acknowledges, covenants and agrees:

(a)

to extend the maturity date of the 2025 Notes, the 2026 Notes and the 2027 Notes in accordance with the Transaction Terms, subject to the terms and conditions of this Support Agreement and the Definitive Documents;

(b)	to consent to and support the Transaction, including the approval of the Releases;

(c)	to consent to and support, if necessary, the addition of The Cannabist Company Canada as a co-issuer under the Trust Indenture;

(d)	not to, directly or indirectly, from the Support Agreement Effective Date to the date this Support Agreement is terminated:

(i)

sell, assign, lend, pledge, hypothecate, dispose or otherwise transfer (in each case, a “Transfer”) any of its Relevant Notes or Debt or any rights or interests therein (or permit any of the foregoing with respect to any of its Relevant Notes or Debt) or enter into any agreement, arrangement or understanding in connection therewith; provided, that, each Supporting Noteholder may Transfer some or all of its Relevant Notes or Debt to: (A) any Affiliate of, related fund of, or fund managed by or under common control with the Supporting Noteholder that is an accredited investor (provided that such Person executes a Joinder Agreement (as defined below)); (B) any other Supporting Noteholder reasonably acceptable to The Cannabist Company; provided, that, in determining whether the Transfer to any other Supporting Noteholder is reasonably acceptable, The Cannabist Company may only consider whether the proposed Transfer will result in an adverse consequence with respect to the regulatory approvals and timing contemplated by the Transaction; or (C) any other person that is reasonably acceptable to The Cannabist

Company; provided, that, in determining whether the Transfer to any other person is reasonably acceptable, The Cannabist Company may only consider whether the proposed Transfer will result in an adverse consequence with respect to the regulatory approvals and timing contemplated by the Transaction; and is an accredited investor provided such person agrees pursuant to a written joinder agreement in the form attached hereto as Schedule D (a “Joinder Agreement”) with the Companies to be bound by the terms of this Support Agreement with respect to the transferred Relevant Notes and Debt as a Supporting Noteholder and such duly executed Joinder Agreement is delivered to Stikeman Elliott LLP (“Stikeman”), and the Advisors prior to consummation of such Transfer (a “Permitted Transferee”); provided that nothing in this Section 5(d)(i) shall prohibit any pledge or hypothecation of Relevant Notes or Debt so long as such pledge or hypothecation does not adversely affect such Party’s ability to timely satisfy its obligations under this Support Agreement; or

(ii)

except as contemplated by this Support Agreement, deposit any of its Relevant Notes or Debt into a voting trust, or grant (or permit to be granted) any proxies or powers of attorney or attorney in fact, or enter into a voting agreement, understanding or arrangement, with respect to the voting of its Relevant Notes or Debt if such trust, grant, agreement, understanding or arrangement would in any manner restrict the ability of the Supporting Noteholder to comply with its obligations under this Support Agreement, including the obligations in this Section 5;

(e)

not to directly or indirectly (i) object to, delay, impede, or take any other action to interfere with the Proceedings, the Transaction, or approval or implementation of the Plan or (ii) otherwise take any action, or omit to take any action, that is inconsistent with its obligations under this Support Agreement or that could reasonably be expected to delay, challenge, or frustrate the consummation of the Transaction and the Plan;

(f)	subject to applicable Law, including the receipt of a Court-approved information circular, to:

(i)	vote (or cause to be voted) all of its Relevant Notes and Debt, as applicable:

(A)

in favour of the approval, consent, ratification and adoption of the Plan (and any actions required by the Supporting Noteholders in furtherance thereof, provided that the Supporting Noteholders shall not be required to incur any significant expense or incur any liability in connection therewith) in accordance with the terms herein; and

(B)

against the approval, consent, ratification and adoption of any matter or transaction that, if approved, consented to, ratified or adopted, would reasonably be expected to delay, challenge, frustrate or hinder the consummation of the Transaction or the Plan, as applicable; and

(ii)	tender its proxy for any such vote in compliance with the Interim Order prior to the applicable deadline set forth in the Interim Order;

(g)

not to directly or indirectly propose, encourage, seek, pursue, initiate, join in, file, solicit, vote for, otherwise support, or participate in the formulation of or enter into negotiations or discussions with any Person regarding any alternative offer (including any offer in respect of the acquisition of the equity interests of the Companies or substantially all of the assets of the Companies), restructuring, liquidation, workout or plan of compromise or arrangement or reorganization of or for the Companies, including any proceeding under the CBCA, other legislation or otherwise, including under Bankruptcy Laws (an “Alternative Transaction”), including, for the avoidance of doubt, making or supporting any filings with the Court or any Governmental Entity, or making or supporting any press release, press report or comparable public statement or filing with respect to any of the foregoing, that is inconsistent with the Transaction and the Plan, except with the prior written (including e-mail) consent of The Cannabist Company;

(h)

not direct any administrative agent, collateral agent, or indenture trustee (including the Trustee), as applicable, to take any action inconsistent with such Supporting Noteholder’s obligations under this Support Agreement or the Term Sheet and, if any applicable administrative agent, collateral agent, or indenture trustee (including the Trustee) takes any action inconsistent with such Supporting Noteholder’s obligations under this Support Agreement or the Term Sheet, such Supporting Noteholder will use its commercially reasonable efforts (provided it shall not be required to incur any significant cost or liability in connection therewith) to request such administrative agent, collateral agent, or indenture trustee (including the Trustee) to cease, desist, and refrain from taking any such action;

(i)

negotiate and act in good faith consistent with this Support Agreement and, upon agreement to the terms of the Definitive Documents, complete, enter into, and effectuate (as applicable) the Definitive Documents (as applicable);

(j)	timely vote (or cause to be voted) its Relevant Notes or Debt or any other Claims or Interests against any Alternative Transaction;

(k)

cooperate and coordinate activities (to the extent practicable and subject to the terms hereof) and (i) use commercially reasonable efforts (to the extent applicable) to assist the Companies in obtaining any necessary federal, state, and local regulatory approvals, including, without limitation, approval from the Court, or any other regulatory body or authority required to obtain approval of the Plan or consummate the Plan and the Transaction contemplated thereby and herein, and (ii) use best efforts to obtain (to the extent applicable) and assist the Companies in obtaining the approval of all cannabis-related licenses, permits or authorizations that are necessary for the execution and delivery of, and performance of, its obligations pursuant to the Plan, the Transaction and any agreements contemplated thereby and herein; provided that, in each case with respect to the foregoing, such Supporting Noteholder shall not be required to, subject to Section 5(o), incur any material expense or liability (but excluding, in each case, third party legal, accounting, financial or other advisor fees or expenses paid or reimbursed by the Company);

(l)	to support the applications and motions filed by the Companies in the Proceedings for the Interim Order and Final Order;

(m)

to the extent reasonably practicable and permitted under applicable law, (i) coordinate in good faith with the Companies and/or their representatives with respect to any substantive oral or written communication that they or any of their representatives receives from any Governmental Entity relating to any federal, state, or local cannabis-related regulatory approvals required to obtain approval of the Plan or consummate the Transaction, (ii) coordinate in good faith with the Companies and their respective representatives with respect to any substantive communication relating to the approval of the Plan and the Transaction that are proposed to be made by such party to any cannabis regulator and provide The Cannabist Company with copies of all substantive correspondence, filings or applications between them or any of their representatives, on the one hand, and any cannabis-related regulator or members of its staff, on the other hand, with respect to the Plan and the Transaction (except for any commercially sensitive or proprietary information, which may be redacted), and (iii) advise The Cannabist Company of any substantive meeting or discussion (including any pre-arranged phone call) with any cannabis regulator in respect of any such filings, investigation or other inquiry, and to the extent permitted by such regulator, give The Cannabist Company the opportunity to attend and participate at such meeting or discussion, in each case to the extent related to the Transaction and the Plan;

(n)	if requested by one or more of the Companies, timely oppose, including by way of joinder, any objections filed with respect to the Court approval of any of the Definitive Documents or the Transaction;

(o)

to the extent any legal, regulatory or structural impediment arises that would prevent, hinder or delay the consummation of the Transaction, (i) negotiate in good faith appropriate additional or alternative provisions, structures, or arrangements to address and attempt in good faith to resolve any such impediment (it being understood that all Parties’ rights are reserved in connection therewith); and (ii) promptly and diligently consider in good faith and pursue commercially reasonable alternatives in a good faith attempt to resolve any such impediment under any cannabis law that may be asserted by any state cannabis regulatory authority, so as to enable the parties to consummate the Transaction as soon as reasonably practicable, and in any event prior to the Outside Date, and each such Supporting Noteholder shall consider in good faith commercially reasonable alternatives for purposes of attempting to resolve any such impediment by the Outside Date following reasonable cooperation and coordination between such Supporting Noteholder and The Cannabist Company;

(p)

to supply as promptly as practicable any additional information and documentary material that may be requested by the Companies (except for any commercially sensitive or proprietary information, which may be redacted) or a cannabis regulator to facilitate obtaining cannabis-related regulatory approvals for the Transaction;

(q)

not to accelerate or enforce or take any action or initiate any proceeding to accelerate or enforce the payment or repayment of any of its Relevant Notes or Debt or other Claims or Interests and not to support any other Person in taking any of the foregoing enforcement actions, including any holder of a seller note or vendor take back note issued by the Companies and/or their Affiliates; and

(r)

to forbear from exercising remedies with respect to any defaults or events of default under the Trust Indenture that may occur solely as a result of: (i) the commencement and/or continuation of the Proceedings in conformity with this Support Agreement; and/or (ii) the pursuit or completion of the Transaction, including the entering into of any related documents (the “Specified Default”).

Notwithstanding anything contained herein to the contrary, nothing in this Support Agreement shall in any way be construed to preclude a Supporting Noteholder from acquiring or acquiring voting control over additional Notes (collectively, the “Additional Notes”) that are not otherwise subject to this Support Agreement; provided, however, that, such Additional Notes shall automatically and immediately upon such acquisition by a Supporting Noteholder be deemed to constitute Relevant Notes (and together with all accrued and unpaid interest and any other amount that such Supporting Noteholder is entitled to claim in respect of the Additional Notes pursuant to the Trust Indenture or otherwise shall be deemed to constitute Debt) of the Supporting Noteholder hereunder subject to the terms of this Support Agreement, and the Supporting Noteholder hereby agrees to provide prompt written (including e-mail) notice of any such acquisition to The Cannabist Company and Stikeman, advising of (i) the acquisition by the Supporting Noteholder of or of voting control over Additional Notes, and (ii) the principal amount of Additional Notes so acquired by the Supporting Noteholder. Subject to Section 10, following the Support Effective Date, upon written request (including by e-mail) by the Company or Stikeman, the Supporting Noteholder hereby agrees to promptly identify, in writing, to The Cannabist Company and Stikeman the nature and amount of any additional Claim or Interest held in relation to the Company by all Persons represented by the Supporting Noteholder in connection with the Company as of the date of such request.

Section 6 COMPANIES’ COVENANTS

Subject to the terms of this Support Agreement, including Section 14 hereof, and in consideration of the matters set forth in Section 5 above, during the Support Effective Period each of the Companies hereby acknowledges, covenants and agrees:

(a)

to pursue the approval, implementation, completion and consummation of the Transaction on a timely basis, obtain Court approval of the Plan, and to take all other actions reasonably necessary to implement the Transaction in accordance with this Support Agreement (including the Schedules hereto) and the Transaction Terms, and not to take any action (or inaction) that is inconsistent with the terms of this Support Agreement or the Transaction Terms or that is intended to or is likely to interfere with or frustrate, challenge or delay the consummation of the Transaction;

(b)	comply with the Trust Indenture in all respects, except as otherwise provided in Section 5(r);

(c)

negotiate in good faith consistent with this Support Agreement and, upon agreement to the terms of the Definitive Documents, complete, enter into, and effectuate the Definitive Documents (as applicable);

(d)

to file the Plan on a timely basis, recommend (subject to Section 14 hereof) to any person entitled to vote on the Plan that they vote to approve the Plan and take all reasonable actions necessary to obtain any regulatory approvals for the Transaction in a timely manner;

(e)

to provide draft copies of all motions or applications and other documents with respect to the Transaction and the Plan that the Companies intend to file with the Court, Cboe or applicable regulators in connection with the Proceedings or the Transaction to the Advisors at least three (3) Business Days prior to the date when the Companies intend to file or otherwise disseminate such documents (or, where circumstances make it impracticable to allow for such advance notice, not less than one (1) calendar day prior to the date when the Companies intend to file or otherwise disseminate such documents). For greater certainty, the Interim Order, Final Order and the Plan shall only be submitted to the Court in a form reasonably acceptable to The Cannabist Company and the Requisite Supporting Noteholders;

(f)

to promptly notify the Advisors if, at any time before the effective time of implementation of the Plan, it becomes aware that an application for a regulatory approval or any other order, registration, consent, filing, ruling, exemption or approval under applicable Laws contains a statement which is materially inaccurate or incomplete or of information that otherwise requires an amendment or supplement to such application, and the Companies shall co-operate in the preparation of such amendment or supplement as required;

(g)	to promptly notify the Advisors of any material claims threatened or brought against it which would reasonably be expected to impede or delay the consummation of the Transaction or the Plan;

(h)

subject to Section 14 hereof, not to directly or indirectly propose, encourage, seek, pursue, initiate, join in, file, solicit, vote for, otherwise support, or participate in the formulation of or enter into negotiations or discussions with any Person regarding any Alternative Transaction, or make or support any press release, press report or comparable public statement or filing with respect to any of the foregoing that is inconsistent with the Transaction, the Transaction Terms or this Support Agreement, except with the prior written (including e-mail) consent of the Requisite Supporting Noteholders;

(i)

cooperate and coordinate activities (to the extent practicable and subject to the terms hereof) and (i) use commercially reasonable efforts to obtain any necessary federal, state, and local regulatory approvals, including, without limitation, approval from the Court, or any other regulatory body or authority required to obtain approval of the Plan or to consummate the Plan and the Transaction contemplated thereby and herein, including as applicable all required approvals from Cboe and under applicable state cannabis regulations; and (ii) use best efforts to obtain the approval of all cannabis-related issuances, re-issuances or transfers of all licenses, permits or authorizations that are necessary for the execution and delivery of, the performance of its obligations pursuant to, and the implementation of the Plan, the Transaction, and any agreements contemplated thereby and herein;

(j)

to the extent reasonably practicable and permitted under applicable law, (i) coordinate in good faith with the Supporting Noteholders and/or their representatives with respect to any substantive oral or written communication that it or any of its representatives receives from any Governmental Entity relating to any federal, state, or local cannabis-related regulatory approvals required to obtain approval of the Plan or consummate the Transaction, (ii) coordinate in good faith with the Supporting Noteholders and their respective representatives with respect to any substantive communication relating to the approval of the Plan and the Transaction that are proposed to be made by such party to any cannabis regulator and provide the Supporting Noteholders with copies of all substantive correspondence, filings or applications between them or any of their representatives, on the one hand, and any cannabis-related regulator or members of its staff, on the other hand, with respect to the Plan and the Transaction (except for any commercially sensitive or proprietary information, which may be redacted), and (iii) advise the Supporting Noteholders of any substantive meeting or discussion (including any pre-arranged phone call) with any cannabis regulator in respect of any such filings, investigation or other inquiry, and to the extent permitted by such regulator, give the Supporting Noteholders the opportunity to attend and participate at such meeting or discussion, in each case to the extent related to the Transaction and the Plan;

(k)

to the extent any legal, regulatory or structural impediment arises that would prevent, hinder or delay the consummation of the Transaction, (i) negotiate in good faith appropriate additional or alternative provisions, structures, or arrangements to address and attempt in good faith to resolve any such impediment (it being understood that all Parties’ rights are reserved in connection therewith); and (ii) promptly and diligently consider in good faith pursuing commercially reasonable alternatives in a good faith attempt to resolve any such impediment under any cannabis law that may be asserted by any state cannabis regulatory authority, so as to enable the parties to consummate the Transaction as soon as reasonably practicable, and the Companies shall consider in good faith commercially reasonable alternatives for purposes of attempting to resolve any such impediment by the Outside Date following reasonable cooperation and coordination between the Companies and the Supporting Noteholders;

(l)

maintain the good standing and legal existence of each of the Companies under the Laws of the jurisdiction in which it is incorporated, organized or formed, except where the failure to main such good standing and legal existence is not material;

(m)

to supply as promptly as practicable any additional information and documentary material that may be requested by the Supporting Noteholders (except for any commercially sensitive or proprietary information, which may be redacted) or a cannabis regulator to facilitate obtaining cannabis-related regulatory approvals for the Transaction;

(n)

if any of the Companies receives a verbal or written offer or proposal with respect to an Alternative Transaction, within two (2) Business Days after the receipt of such proposal for an Alternative Transaction, (i) notify the Advisors of the receipt thereof, with such notice to include the material terms thereof (including the identity of the Person(s) involved), (ii) promptly provide the Advisors with any amendments, supplements or modifications to such proposal for an Alternative Transaction that are received by any of the Companies, and (iii) consult with the Advisors with respect to such proposal and any amendments, supplements or modifications thereto; provided that, to the extent the Company is prohibited from doing any of the foregoing due to a confidentiality restriction or condition upon which such proposal was submitted, such Company Entity shall (x) promptly notify the Advisors upon receipt of any confidential proposal, (y) use commercially reasonable efforts to obtain relief from such restriction or condition as promptly as practicable, and (z) refrain from engaging in any discussions or negotiations with the Person that submitted the proposal (other than with respect to the confidentiality restriction or condition) unless and until such Person agrees to permit the Advisors and the Supporting Noteholders to review the proposal pursuant to a confidentiality agreement acceptable to the Supporting Noteholders, acting reasonably;

(o)	except as otherwise expressly provided by this Support Agreement, conduct their businesses and operations in the ordinary course of business consistent with past practices in all material respects;

(p)

not to (i) seek discovery in connection with, prepare or commence any proceeding that disputes or challenges (A) the amount, validity, allowance, character, enforceability or priority of the Notes, or (B) the validity, enforceability or perfection of any lien or other encumbrance securing (or purporting to secure) any Notes held by any Supporting Noteholder, or (ii) support any Person in connection with any of the acts described in clause (i) of this Section 6(p);

(q)

other than the Management Incentive Program, not enter into, adopt or establish any new compensation or benefit plans or arrangements with respect to the existing executive management team (including employment agreements and any retention, success or other bonus plans), or amend or terminate any existing compensation or benefit plans or arrangements with respect to the executive management team (including employment agreements), or grant (including pursuant to a key employee retention or incentive plan or other similar arrangement) any additional or any increase in the wages, salary, bonus, commissions, retirement benefits, pension, severance or other compensation or benefits of any director or executive management team member, whether in one transaction or a series of related transactions, in the case of each of the foregoing, outside of the ordinary course of business consistent with past practices;

(r)	not amend or change any of their respective formation or organizational documents in any material respect;

(s)

other than Approved Sales, not sell, convey, dispose or otherwise Transfer any of its assets or properties (i) for less than fair market value, and (ii) without the prior written consent of the Requisite Supporting Noteholders for any sale with expected proceeds greater than $5.0 million, including any sale(s) of the Verano Common Shares;

(t)

except as otherwise expressly provided in this Support Agreement, or in the ordinary course of business consistent with past practice, not (i) make any loans, advances or capital contributions to, or investments in, any other Person, (ii) authorize, create, issue, sell or grant any additional Interests, or reclassify, recapitalize, redeem, purchase, acquire, declare any distribution on or make any distribution on any Interests, except pursuant to existing obligations as of the date hereof, (iii) incur any indebtedness for borrowed money or grant any liens or encumbrances, or (iv) enter into any definitive agreement with respect to any of the foregoing;

(u)

to not amend, modify or supplement any of the existing seller debt, seller notes or seller assumed debt without the prior written consent of the Requisite Supporting Noteholders and such consent not to be unreasonably withheld;

(v)	subject to Section 14 hereof, not announce publicly, or announce to any holders of Claims or Interests in each of the Companies, its intention not to support the Transaction;

(w)

not amend or modify the Plan or the Definitive Documents other than in a manner that is materially consistent with this Support Agreement or otherwise reasonably acceptable to the Requisite Supporting Noteholders; and

(x)

pay the reasonable and documented fees and expenses of the Advisors as and when due and payable in accordance with and subject to the engagement letters and fee letters entered into by The Cannabist Company and the Advisors.

Section 7 NEGOTIATION OF DOCUMENTS

(1)

The Parties shall reasonably cooperate with each other and shall reasonably coordinate their activities (to the extent practicable) in respect of (a) the timely satisfaction of conditions with respect to the effectiveness of the Transaction and the Plan, (b) all matters concerning the implementation of the Transaction and the Plan, and (c) the pursuit, support, implementation and consummation of the Transaction and the Plan in accordance with the Transaction Terms. Furthermore, subject to the terms hereof, each of the Parties shall take such actions as may be reasonably necessary or prudent to carry out the purposes and the intent of this Support Agreement, including making and filing any required regulatory filings (provided that the Supporting Noteholders shall not be required to incur any material cost or expense or incur any liability in connection therewith that is not reimbursable by The Cannabist Company).

(2)

Each Party hereby covenants and agrees (a) to cooperate and negotiate in good faith, consistent with this Support Agreement, the Definitive Documents and all ancillary documents relating thereto, and any orders of the Court relating thereto, and (b) to the extent it is a party thereto, to execute, deliver and perform its obligations under such documents; provided that nothing herein shall limit any Party’s rights under Section 4 hereof.

Section 8 CONDITIONS TO THE TRANSACTION

(1)

The Transaction shall be subject to the satisfaction of the following conditions prior to or at the time the Transaction is implemented, each of which is for the mutual benefit of the Companies, on the one hand, and the Supporting Noteholders, on the other hand, and may be waived in whole or in part jointly by The Cannabist Company and the Requisite Supporting Noteholders (provided that such conditions shall not be enforceable by The Cannabist Company or a Supporting Noteholder, as the case may be, if any failure to satisfy such conditions results from an action, error or omission by or within the control of the Party seeking enforcement):

(a)	the Interim Order, the Plan, and the Final Order shall have been approved by (i) the Court and (ii) the requisite majorities of affected stakeholders as and to the extent required by the Court;

(b)

the distribution of the New Shares pursuant to the Plan shall be exempt from the registration requirements of the Securities Act pursuant to Section 3(a)(10) thereof and applicable securities laws of any state of the United States and the A&R Indenture shall have been declared effective by the Securities and Exchange Commission under the U.S. Trust Indenture Act;

(c)	Cboe shall have consented to or not objected to the Transaction;

(d)

all filings, consents, and approvals required under applicable Law to consummate the Transaction (including, without limitation, required state and municipal cannabis regulatory approvals) shall have been made or obtained, as applicable, and, in the case of waiting or suspensory periods, such waiting or suspensory periods shall have expired or been terminated, in each case on terms reasonably satisfactory to The Cannabist Company and the Requisite Supporting Noteholders;

(e)

the Plan and all Definitive Documents shall be in form and substance consistent with this Support Agreement and the Transaction Terms and otherwise reasonably acceptable to The Cannabist Company and the Requisite Supporting Noteholders;

(f)	the conditions precedent to implementation of the Plan shall have been satisfied or waived in accordance with the terms of the Plan;

(g)	the conditions precedent in each of the Definitive Documents shall have been satisfied or waived in accordance with the terms of the applicable Definitive Document;

(h)

there shall not be in effect any preliminary or final decision, order or decree by a Governmental Entity, that restrains, impedes or prohibits, the Transaction or the Plan or any material part thereof or requires or purports to require a material variation of the Transaction Terms;

(i)

there shall be usual and customary releases in connection with the implementation of the Transaction under the CBCA to be effective as of the Effective Date (the “Releases”) pursuant to the Plan and the Final Order, and pursuant to contractual releases entered into among the Parties. The Releases shall be in the form and substance annexed hereto as Schedule E; and

(j)	the Director appointed pursuant to section 260 of the CBCA shall have issued a certificate of arrangement giving effect to the articles of arrangement in respect of the Plan.

(2)

The obligations of the Companies to complete the Transaction and the other transactions contemplated hereby are subject to the satisfaction of the following additional conditions prior to or at the Effective Date, each of which is for the benefit of the Companies and may be waived, in whole or in part, by The Cannabist Company (provided that such conditions shall not be enforceable by the Companies if any failure to satisfy such conditions results from an action, error or omission by or within the control of the Companies):

(a)

The Cannabist Company has not validly terminated this Support Agreement or delivered a termination notice that is subject to cure on account of one or more of the Supporting Noteholders having failed to comply in all material respects with each covenant and obligation in this Support Agreement that is to be performed by them on or before the Effective Date; and

(b)	the Interim Order, the Plan, and the Final Order shall have been filed and approved by the Court in form and substance reasonably acceptable to the Companies.

(3)

The obligations of the Supporting Noteholders to complete the Transaction and the other transactions contemplated hereby are subject to the satisfaction of the following additional conditions prior to or at the Effective Date, each of which is for the benefit of the Supporting Noteholders and may be waived, in whole or in part, by the Requisite Supporting Noteholders (provided that such conditions shall not be enforceable by the Supporting Noteholders if any failure to satisfy such conditions results from an action, error or omission by or within the control of the Supporting Noteholder seeking enforcement):

(a)	the Requisite Supporting Noteholders shall have not validly terminated this Support Agreement or delivered a termination notice in accordance with the terms hereof;

(b)

the New Shares, New Warrants and the New Notes shall have been issued, and not be subject to a restricted period (other than contractual lock-ups including as contemplated in the Term Sheet) or to a statutory hold period under Canadian or U.S. securities laws, or to any resale restriction under the rules, policies or requirements of Cboe;

(c)

prior to delivery of the securities issued pursuant to the Plan, all necessary corporate action shall have been taken by The Cannabist Company to authorize and issue all such securities, and all such securities shall have been validly issued and delivered, shall not have been issued in violation of or subject to any pre-emptive rights or contractual rights to purchase securities issued by The Cannabist Company;

(d)	the Interim Order, the Plan, and the Final Order shall have been filed and approved by the Court in form and substance reasonably acceptable to the Requisite Supporting Noteholders; and

(e)

the reasonable and documented invoiced fees and expenses of the Advisors in accordance with and subject to the engagement letters and fee letters entered into by The Cannabist Company and the Advisors shall have been paid, provided that the Advisors shall have provided The Cannabist Company with invoices for all such fees and expenses at least one (1) calendar day prior to the Effective Date (it being understood that failure to provide such invoice prior to the Effective Date shall not preclude the applicable Advisor’s right to payment following the Effective Date).

Section 9 TERMINATION

(1)

This Support Agreement may be terminated by the Requisite Supporting Noteholders, by providing written notice to The Cannabist Company, delivered in accordance with Section 12 hereof upon the occurrence of any of the following:

(a)

if any of the Companies breach this Support Agreement or take any action materially inconsistent with this Support Agreement or fail to comply with, or default in the performance or observance of, any material term, condition, covenant or agreement set forth in this Support Agreement that, if capable of being cured, is not cured within seven (7) days after receipt by The Cannabist Company of written notice of such failure or default;

(b)

if any representation, warranty or acknowledgement of any of the Companies made in this Support Agreement shall prove untrue in any material respect as of the date when made and such breach remains uncured seven (7) days following The Cannabist Company’s receipt of written notice;

(c)	if an Event of Default (as defined in the Trust Indenture) (other than the Specified Default) has occurred or is continuing under the Trust Indenture or the Notes;

(d)	if the Proceedings are dismissed or any Company Entity becomes subject to a proceeding (other than such proceeding commenced by a Supporting Noteholder) under any Bankruptcy Law;

(e)	the Court enters an order, or any of the Companies files a motion or application seeking the dismissal of the Proceedings;

(f)

the issuance by any Governmental Entity, including any regulatory authority or court of competent jurisdiction, of any ruling, judgment or order enjoining the consummation of or rendering illegal a material portion of the Transaction, and such ruling, judgment or order has not been reversed or vacated within five (5) Business Days;

(g)	The Cannabist Company exercises its rights under Section 14;

(h)

failure to meet any milestone dates with respect to the Proceedings and the Transaction listed on Schedule C hereto (each a “Milestone” and collectively the “Milestones”) and such failure remains uncured for seven (7) days, which Milestones may be extended as agreed to in writing (which may include e-mail) by The Cannabist Company and the Requisite Supporting Noteholders; or

(i)	the Transaction has not been consummated by the Outside Date.

(2)

This Support Agreement may be terminated by The Cannabist Company, on behalf of itself and the other Company Entities, by providing written notice to the Supporting Noteholders, delivered in accordance with Section 12 hereof, following the occurrence of any of the following events:

(a)	at any time the Supporting Noteholders party to this Support Agreement or similar agreements hold in the aggregate less than 60% of the principal amount of outstanding Notes;

(b)

in accordance with Section 14, the board of directors of The Cannabist Company reasonably determines, in good faith after consultation with and upon the advice of outside counsel, to cause the Companies to enter into, announce, publicly support or consummate a transaction that either (i) when consummated will result in a higher or better outcome for both the Companies and holders of the Notes; or (ii) indefeasibly repays in full in cash all obligations due under the Notes;

(c)

one or more Supporting Noteholders publicly supports any Alternative Transaction or any modification to the Transaction that is not materially consistent with this Support Agreement or the Plan, which breach would result in non-breaching Supporting Noteholders holding less than 60% of the aggregate outstanding principal amount of Notes and such breach has not been cured (if curable) within five (5) days of written notice from The Cannabist Company;

(d)

the material breach by one or more of the Supporting Noteholders of any of the representations, warranties, covenants, or other obligations of the Supporting Noteholders set forth in this Support Agreement, which breach would result in non-breaching Supporting Noteholders holding less than 60% of the aggregate outstanding principal amount of Notes and such breach has not been cured (if curable) within five (5) days of written notice from The Cannabist Company;

(e)

the issuance by any Governmental Entity, including any regulatory authority or court of competent jurisdiction, of any ruling, judgment or order enjoining the consummation of or rendering illegal the Transaction, and such ruling, judgment or order has not been reversed or vacated within five (5) Business Days; or

(f)	the Transaction has not been consummated by the Outside Date.

(3)

The obligations of the Companies under this Support Agreement may be terminated by the Companies as to a breaching Supporting Noteholder (the “Breaching Noteholder”) only, by providing written notice to such Supporting Noteholder, in exercise of its sole discretion, upon the occurrence and continuation of any of the following events (and the Breaching Noteholder shall thereupon no longer be a Supporting Noteholder):

(a)

if such Breaching Noteholder has taken any action inconsistent with this Support Agreement or failed to comply with, or defaulted in the performance or observance of, any material term, condition, covenant or agreement set for in this Support Agreement that, if capable of being cured, is not cured within five (5) Business Days after receipt of written notice of such failure or default; or

(b)	if any representation, warranty or acknowledgement of such Breaching Noteholder made in this Support Agreement shall prove untrue in any material respect as of the date when made.

(4)	This Support Agreement may be terminated at any time by mutual written consent of the Companies and the Requisite Supporting Noteholders.

(5)	This Support Agreement shall terminate automatically on the Effective Date upon implementation of the Plan.

(6)

Subject to Section 9(8) below, this Support Agreement, upon its termination, shall be of no further force and effect and each Party hereto shall be automatically and simultaneously released from its commitments, undertakings, and agreements under or related to this Support Agreement.

(7)	Each Party shall be responsible and shall remain liable for any breach of this Support Agreement by such Party occurring prior to the termination of this Support Agreement.

(8)

Notwithstanding the termination of this Support Agreement pursuant to this Section 9, the agreements and obligations of the Parties in Section 10 and Section 12 shall survive such termination and shall continue in full force and effect for the benefit of the Parties in accordance with the terms hereof.

(9)

If the Transaction is not consummated pursuant to the Plan concurrently with the date of termination of this Support Agreement, nothing herein shall be construed as a waiver by any Party of any or all such Party’s rights and the Parties expressly reserve any and all of their respective rights. Pursuant to U.S. Federal Rule of Evidence 408 and any other applicable rules of evidence, this Support Agreement and all negotiations relating hereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms.

Section 10 CONFIDENTIALITY

(1)

Notwithstanding anything to the contrary in this Support Agreement, no information with respect to the principal amount of Relevant Notes, the amount of Debt or the Claims or Interests in relation to the Company held or managed by any individual Supporting Noteholder or the identity of any individual Supporting Noteholder shall be disclosed by the Companies or any of their respective subsidiaries or Affiliates, without the prior written consent of each such Supporting Noteholder, provided, however, that such information may be disclosed: (i) to the directors, executives, senior management, auditors, employees, financial advisors and legal advisors (collectively, its “Representatives”) of the Companies, provided that each such Representative (A) needs to know such information for purposes of the Transaction, (B) is informed of this confidentiality provision and the confidential nature of such information, and (C) agrees to act in accordance with the terms of this confidentiality provision; and (ii) in response to, and to the extent required (as determined by such Company Entity following advice of such Company Entity’s legal counsel) by applicable Law, by any stock exchange rules on which any of its securities or those of any of its Affiliates are traded, by any Governmental Entity or by any subpoena or other legal process, including, without limitation, by any court of competent jurisdiction or applicable rules, regulations or procedures of a court of competent jurisdiction; provided that, if it or any of its Representatives is required to disclose the identity or specific holdings of the Supporting Noteholder in the manner set out in the preceding sentence, such Company Entity shall provide the applicable Supporting Noteholder with prompt written notice of any such requirement (including a written copy of the proposed disclosure), to the extent permissible under the circumstances, and such Company Entity shall reasonably cooperate with such Supporting Noteholder (at such Company Entity’s sole expense) in seeking a protective order or other appropriate remedy or waiver of compliance with such requirement; provided further that: (x) the principal amount of Relevant Notes held collectively by all Supporting Noteholders in the aggregate from time to time may be set out in any public disclosure, including, without limitation, press releases and court materials, produced by the Companies, all in form and substance satisfactory to The Cannabist Company and the Requisite Supporting Noteholders, and (y) the Companies may disclose the identity of a Supporting Noteholder in any action to enforce this Term Sheet and/or the Support Agreement against such Supporting Noteholder (and only to the extent necessary to enforce this Term Sheet and/or the Support Agreement against such Supporting Noteholder).

(2)	Notwithstanding anything to the contrary in Section 10(1), each Supporting Noteholder consents to the issuance of the press release substantially in the form attached hereto as Schedule F.

Section 11 FURTHER ASSURANCES

Subject to Section 4 hereof, each Party shall take all such actions as are commercially reasonable, deliver to the other Parties such further information and documents and execute and deliver to the other Parties such further instruments and agreements as another Party shall reasonably request to consummate or confirm the transactions provided for in this Support Agreement, to accomplish the purpose of this Support Agreement or to assure to the other Party the benefits of this Support Agreement, including, the consummation of the Transaction, in all such cases at the Companies’ expense.

Section 12 MISCELLANEOUS

(1)

Notwithstanding anything herein to the contrary, this Support Agreement applies only to each Supporting Noteholder’s Debt (including any Additional Notes) and to each Supporting Noteholder solely with respect to its legal and/or beneficial ownership of, or its investment and voting discretion over, its Relevant Notes and Debt (including any Additional Notes) , and not, for greater certainty, to any securities, loans or obligations that may be held by any client of such Supporting Noteholder whose funds or accounts are managed by such Supporting Noteholder where those funds or accounts are not otherwise subject to this Support Agreement (including, for greater certainty, where such funds or accounts become subject pursuant to any Transfer permitted under Section 5(d)(i)) and, without limiting the generality of the foregoing, shall not apply to:

(a)

any securities, loans or other obligations that may be held, acquired or sold by, or any activities, services or businesses conducted or provided by, any group or business unit within or Affiliate of a Supporting Noteholder: (i) that has not been involved in and is not acting at the direction of or with knowledge of the Companies’ affairs provided by any person involved in the Transaction discussions; or (ii) is on the other side of an information firewall with respect to the officers, partners and employees of such Supporting Noteholder who have been working on the Transaction and is not acting at the direction of or with knowledge of the Companies’ affairs provided by any officers, partners and employees of such Supporting Noteholder who have been working on the Transaction;

(b)	any securities, loans or other obligations that may be beneficially owned by clients of a Supporting Noteholder, including accounts or funds managed by the Supporting Noteholder; or

(c)	any securities, loans or other obligations that may be beneficially owned by clients of a Supporting Noteholder that are not managed or administered by the Supporting Noteholder.

(2)

Subject to Section 12(1), nothing in this Support Agreement is intended to preclude a Supporting Noteholder from engaging in any securities transactions, subject to the agreements set forth herein with respect to the Supporting Noteholder’s Relevant Notes and Debt and compliance with applicable securities Laws.

(3)	The headings in this Support Agreement are for reference only and shall not affect the meaning or interpretation of this Support Agreement.

(4)	Unless the context otherwise requires, words importing the singular shall include the plural and vice versa and words importing any gender shall include all genders.

(5)

This Support Agreement (including the Term Sheet and the other schedules attached to this Support Agreement and any agreements contemplated thereunder) constitutes the entire agreement and supersede all prior agreements and understandings, both oral and written, among the Parties with respect to the subject matter hereof.

(6)

This Support Agreement may be modified, amended or supplemented as to any matter in writing (which may include e-mail) by The Cannabist Company and the Requisite Supporting Noteholders; provided that any amendment, supplement or modification that materially adversely affects any of the Supporting Noteholders in a disproportionate manner shall require the written approval of the adversely affected Supporting Noteholder; provided further that any amendment to this Section 12(6) or the definition of “Requisite Supporting Noteholders” shall require the consent of each Supporting Noteholder.

(7)

Any Person signing this Support Agreement in a representative capacity (a) represents and warrants that he/she is authorized to sign this Support Agreement on behalf of the Party he/she represents and that his/her signature upon this Support Agreement will bind the represented Party to the terms hereof, and (b) acknowledges that the other Parties hereto have relied upon such representation and warranty.

(8)

Any provision of this Support Agreement may be waived if, and only if, such waiver is in writing (which may include e-mail) by the Party against whom the waiver is to be effective. A waiver by the Supporting Noteholders will require the written agreement (which may include e-mail) of the Requisite Supporting Noteholders in order to be effective. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise.

(9)

The Companies shall be entitled to rely on written confirmation from Goodmans LLP and/or Feuerstein Kulick LLP (which may include e-mail) that the Requisite Supporting Noteholders have agreed, waived, consented to or approved a particular matter pursuant to this Support Agreement. The Supporting Noteholders shall be entitled to rely on written confirmation from Stikeman (which may include e-mail) that one or more of the Companies has agreed, waived, consented to or approved a particular matter pursuant to this Support Agreement.

(10)

Any date, time or period referred to in this Support Agreement shall be of the essence except to the extent to which The Cannabist Company and the Requisite Supporting Noteholders agree in writing (including e-mail) to vary any date, time or period, in which event the varied date, time or period shall be of the essence.

(11)	The agreements, representations and obligations of the Supporting Noteholders under this Support Agreement are, in all respects, several and not joint and several.

(12)

This Support Agreement shall be governed by, construed and interpreted in accordance with the Laws of the Province of Ontario and the federal Laws of Canada applicable therein (excluding any conflict of laws rule or principle which might refer such construction to the Laws of another jurisdiction) and all actions or proceedings arising out of or relating to this Support Agreement shall be heard and determined exclusively in the courts of the Province of Ontario.

(13)

It is understood and agreed by the Parties that money damages would not be a sufficient remedy for any breach of this Support Agreement and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief as a remedy of any such breach, including an order by a court of competent jurisdiction requiring any Party to comply promptly with any of such obligations.

(14)

Unless expressly stated otherwise herein, (a) this Support Agreement is intended to solely bind and inure to the benefit of the Parties and their respective successors, permitted assigns, heirs, executors, administrators and representatives, and (b) no other person or entity shall be a third party beneficiary hereof.

(15)	No Party may assign, delegate or otherwise transfer any of its rights, interests or obligations under this Support Agreement without the prior written consent of the other Parties hereto.

(16)

All notices, requests, consents and other communications hereunder to any Party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by internationally-recognized overnight courier or e-mail. All notices or deliveries required or permitted hereunder shall be deemed effectively given: (a) upon personal delivery to the Party to be notified; (b) when sent by e-mail; (c) two (2) Business Days after deposit with an internationally recognized overnight courier, specifying delivery within the next two (2) Business Days, with written verification of receipt; or (d) upon receipt of delivery in accordance with instructions given by the Party receiving the delivery. Any Party may change the address to which notice should be given to such Party by providing written notice to the other Parties hereto of such change. The address and e-mail for each of the Parties shall be as follows:

(a)	If to the Companies at:

321 Billerica Road, Suite 204

Chelmsford, MA 01824

Attention: David Hart / David Sirolly

E-mail: david.hart@cannabistcompany.com / david.sirolly@cannabistcompany.com

With a copy (which shall not be deemed notice) to:

Stikeman Elliott LLP

5300 Commerce Court West

199 Bay Street

Toronto, Ontario M5L 1B9

Attention: Martin Langlois / Lee Nicholson / Shawn Blundell

E-mail: mlanglois@stikeman.com / leenicholson@stikeman.com / sblundell@stikeman.com

Dorsey & Whitney LLP

66 Wellington Street West, Suite 3400

Toronto, Ontario M5K 1E6

Attention: Erin McCrady / James Guttman / Robert Van de Mark

E-mail: mccrady.erin@dorsey.com / guttman.james@dorsey.com / vandemark.bob@dorsey.com

(b)	If to one or more of the Supporting Noteholders at:

The address set forth for each applicable Supporting Noteholder on its signature page to this Support Agreement, with a required copy (which shall not be deemed notice) to:

Goodmans LLP

Bay Adelaide Centre - West Tower

333 Bay Street, Suite 3400

Toronto, ON M5H 2S7

Attention: Brendan O’Neill / Brad Wiffen

E-mail: boneill@goodmans.ca / bwiffen@goodmans.ca

and

Feuerstein Kulick LLP

420 Lexington Avenue, Suite 204

New York. New York 10170

Attention: Samantha Gleit / Anan Kahari

E-mail: samantha@dfmklaw.com / akahari@dfmklaw.com

(17)

If any term, provision, covenant or restriction of this Support Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions, including terms, covenants and restrictions, of this Support Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the parties shall negotiate in good faith to modify this Support Agreement to preserve each party’s anticipated benefits under this Support Agreement.

(18)

Except as explicitly provided for herein, and notwithstanding any termination of this Support Agreement, nothing herein is intended to, or does, in any manner waive, limit, impair or restrict the ability of any Party to protect and preserve its rights, remedies and interests, and each Party fully reserves any and all of its rights. Nothing herein shall be deemed an admission of any kind.

(19)	This Support Agreement may be executed by electronic means and in one or more counterparts, all of which shall be considered one and the same agreement.

(20)

This Support Agreement may be executed (including by electronic means) in any number of counterparts, each of which (including any electronic transmission of an executed signature page), is deemed to be an original, and such counterparts together constitute one and the same agreement.

(21)

The Companies acknowledge and expressly stipulate that, after the commencement of the Proceedings, the giving of notice of default or termination and exercise of termination rights under this Support Agreement by any other Party pursuant to this Support Agreement shall not be a violation of any stay under the CBCA or otherwise, and the Companies hereby waive, to the fullest extent permitted by law, the applicability of any such stay solely as it relates to any such notice or exercise.

Section 13 NO SOLICITATION; REPRESENTATION BY COUNSEL; ADEQUATE INFORMATION

(1)

This Support Agreement is not and shall not be deemed to be an offer or a distribution with respect to any securities or solicitation of votes for the acceptance of a plan of reorganization for purposes of sections 1125 and 1126 of the United States Code, 11 U.S.C. §§ 101–1532 or otherwise.

(2)

Each Party acknowledges that it has had an opportunity to receive information from The Cannabist Company and that it has been represented by counsel in connection with this Support Agreement and the transactions contemplated hereby. Accordingly, any rule of law or any legal decision that would provide any Party with a defense to the enforcement of the terms of this Support Agreement against such Party based upon lack of legal counsel will have no application and is expressly waived.

Section 14 FIDUCIARY DUTIES

Nothing in this Support Agreement will require any directors or officers of any of the Companies, each in his or her capacity as a director or officer of any of the Companies, to take any action or to refrain from taking any action, in the event the board of directors of The Cannabist Company of The Cannabist Company reasonably determines, in good faith after consultation with and upon the advice of outside counsel, would be inconsistent with its fiduciary duties under applicable law in the event of an Alternative Transaction that (1) when consummated will result in a higher or better outcome for both the Companies and holders of the Notes; or (2) repays in full in cash all obligations under the Notes (each, a “Superior Proposal” and collectively, the “Superior Proposals”). Notwithstanding anything to the contrary in this Support Agreement, the Companies and their respective directors, officers, employees, investment bankers, attorneys, accountants, consultants, and other advisors or representatives shall have the right, in consultation with the Advisors, to consider and respond to unsolicited proposals or inquiries that the board of directors of The Cannabist Company determines constitute or may be capable of constituting a Superior Proposal and, in connection therewith, (x) provide access to non-public information concerning any of the Companies in furtherance, pursuit, or respect of Superior Proposals; (y) engage in discussions or negotiations in furtherance, pursuit, or respect of Superior Proposals; and (z) otherwise cooperate with, assist, participate in, or facilitate any inquiries, proposals, discussions or negotiations in furtherance, pursuit, or respect of such Superior Proposals.

Section 15 EFFECTIVENESS

This Support Agreement will become effective and binding (1) as to the Companies and Supporting Noteholders, on the Support Effective Date; (2) as to any Supporting Noteholder that enters into a Joinder Agreement on or following the Support Effective Date, upon delivery to The Cannabist Company and the Supporting Noteholders of such validly completed Joinder Agreement; and (3) as to any Permitted Transferee, upon delivery of a validly completed Joinder Agreement; provided, that, signature pages executed by Supporting Noteholders will be delivered to (a) The Cannabist Company, each of the other Supporting Noteholders, and the Advisors in unredacted form that includes such Supporting Noteholder’s holdings of the Notes and (b) Stikeman, and Moelis & Company LLC (“Moelis”) in an unredacted form (to be held by Stikeman and Moelis on a professionals’ eyes only basis).

Section 16 RELATIONSHIPS AMONG THE PARTIES

Notwithstanding anything contained in this Support Agreement to the contrary, (1) the duties and obligations of the Supporting Noteholders under this Support Agreement shall be several and not joint and several, (2) no Supporting Noteholder shall have any responsibility by virtue of this Support Agreement for any trading by any other entity, (3) no prior history, pattern or practice of sharing confidences among or between any of the Parties shall in any way affect or negate this Support Agreement, and (4) none of the Supporting Noteholders shall have any fiduciary duty, any duty of trust or confidence in any form or other duties or responsibilities in any kind or form to each other, the Companies or any of the Companies’ other creditors or stakeholders, including as a result of this Support Agreement or the transactions contemplated herein or in any exhibit hereto.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the undersigned has caused this Support Agreement to be duly executed and delivered by its proper and duly authorized officer as of the date first written above.

THE CANNABIST COMPANY HOLDINGS INC.

By:	/s/ David Hart
Name: David Hart
Title: Authorized Signatory

I have authority to bind the corporation

THE CANNABIST COMPANY HOLDINGS (CANADA) INC.

By:	/s/ David Hart
Name: David Hart
Title: Authorized Signatory

I have authority to bind the corporation

PATRIOT CARE CORP.

By:	/s/ David Hart
Name: David Hart
Title: Authorized Signatory

I have authority to bind the corporation

CURATIVE HEALTH LLC

By:	/s/ David Hart
Name: David Hart
Title: Authorized Signatory

I have authority to bind the corporation

Signature Page to Support Agreement

COLUMBIA CARE DC LLC

By:	/s/ David Hart
Name: David Hart
Title: Authorized Signatory

I have authority to bind the corporation

MISSION BAY, LLC

By:	/s/ David Hart
Name: David Hart
Title: Authorized Signatory

I have authority to bind the corporation

CCUT PHARMACY LLC

By:	/s/ David Hart
Name: David Hart
Title: Authorized Signatory

I have authority to bind the corporation

COLUMBIA CARE PENNSYLVANIA LLC

By:	/s/ David Hart
Name: David Hart
Title: Authorized Signatory

I have authority to bind the corporation

Signature Page to Support Agreement

COLUMBIA CARE INDUSTRIAL HEMP LLC

By:	/s/ David Hart
Name: David Hart
Title: Authorized Signatory

I have authority to bind the corporation

CURATIVE HEALTH CULTIVATION LLC

By:	/s/ David Hart
Name: David Hart
Title: Authorized Signatory

I have authority to bind the corporation

COLUMBIA CARE NY LLC

By:	/s/ David Hart
Name: David Hart
Title: Authorized Signatory

I have authority to bind the corporation

FOCUSED HEALTH LLC

By:	/s/ David Hart
Name: David Hart
Title: Authorized Signatory

COLUMBIA CARE NEW JERSEY LLC

By:	/s/ David Hart
Name: David Hart
Title: Authorized Signatory

I have authority to bind the corporation

Signature Page to Support Agreement

COLUMBIA CARE WV INDUSTRIAL HEMP LLC

By:	/s/ David Hart
Name: David Hart
Title: Authorized Signatory

I have authority to bind the corporation

CCPA INDUSTRIAL HEMP LLC

By:	/s/ David Hart
Name: David Hart
Title: Authorized Signatory

I have authority to bind the corporation

CC OH REALTY LLC

By:	/s/ David Hart
Name: David Hart
Title: Authorized Signatory

CCF HOLDCO LLC

By:	/s/ David Hart
Name: David Hart
Title: Authorized Signatory

I have authority to bind the corporation

Signature Page to Support Agreement

CC CALIFORNIA LLC

By:	/s/ David Hart
Name: David Hart
Title: Authorized Signatory

I have authority to bind the corporation

COLUMBIA CARE MD LLC

By:	/s/ David Hart
Name: David Hart
Title: Authorized Signatory

I have authority to bind the corporation

COLUMBIA CARE DE MANAGEMENT LLC

By:	/s/ David Hart
Name: David Hart
Title: Authorized Signatory

I have authority to bind the corporation

COLUMBIA CARE DELAWARE, LLC

By:	/s/ David Hart
Name: David Hart
Title: Authorized Signatory

I have authority to bind the corporation

COLUMBIA CARE LLC

By:	/s/ David Hart
Name: David Hart
Title: Authorized Signatory

I have authority to bind the corporation

Signature Page to Support Agreement

IN WITNESS WHEREOF, the undersigned has caused this Support Agreement to be duly executed and delivered by its proper and duly authorized officer as of the date first written above.

Name of Supporting Noteholder:

[***]

	By:	[***]
Name: [***]
Title: [***]

I have authority to bind the corporation

Jurisdiction of residence for legal purposes:	[***]

Email:

Address:	[***]

Holdings:

Principal Amount of Notes the Supporting Noteholder is the beneficial holder of or has investment and voting discretion in respect of	Canadian / CDS or DTC Participant (if applicable)
[***]	[***]

IN WITNESS WHEREOF, the undersigned has caused this Support Agreement to be duly executed and delivered by its proper and duly authorized officer as of the date first written above.

Name of Supporting Noteholder:

[***]

	By:	[***]
Name: [***]
Title: [***]

I have authority to bind the corporation

Jurisdiction of residence for legal purposes:	[***]

Email:

Address:	[***]

Holdings:

Principal Amount of Notes the Supporting Noteholder is the beneficial holder of or has investment and voting discretion in respect of	Canadian / CDS or DTC Participant (if applicable)
[***]	[***]

IN WITNESS WHEREOF, the undersigned has caused this Support Agreement to be duly executed and delivered by its proper and duly authorized officer as of the date first written above.

Name of Supporting Noteholder:

[***]

	By:	[***]
Name: [***]
Title: [***]

I have authority to bind the corporation

Jurisdiction of residence for legal purposes:	[***]

Email:

Address:	[***]

Holdings:

Principal Amount of Notes the Supporting Noteholder is the beneficial holder of or has investment and voting discretion in respect of	Canadian / CDS or DTC Participant (if applicable)
[***]	[***]

IN WITNESS WHEREOF, the undersigned has caused this Support Agreement to be duly executed and delivered by its proper and duly authorized officer as of the date first written above.

Name of Supporting Noteholder:

[***]

	By:	[***]
Name: [***]
Title: [***]

I have authority to bind the corporation

Jurisdiction of residence for legal purposes:	[***]

Email:

Address:	[***]

Holdings:

Principal Amount of Notes the Supporting Noteholder is the beneficial holder of or has investment and voting discretion in respect of	Canadian / CDS or DTC Participant (if applicable)
[***]	[***]

IN WITNESS WHEREOF, the undersigned has caused this Support Agreement to be duly executed and delivered by its proper and duly authorized officer as of the date first written above.

Name of Supporting Noteholder:

[***]

	By:	[***]
Name: [***]
Title: [***]

I have authority to bind the corporation

Jurisdiction of residence for legal purposes:	[***]

Email:

Address:	[***]

Holdings:

Principal Amount of Notes the Supporting Noteholder is the beneficial holder of or has investment and voting discretion in respect of	Canadian / CDS or DTC Participant (if applicable)
[***]	[***]

IN WITNESS WHEREOF, the undersigned has caused this Support Agreement to be duly executed and delivered by its proper and duly authorized officer as of the date first written above.

Name of Supporting Noteholder:

[***]

	By:	[***]
Name: [***]
Title: [***]

I have authority to bind the corporation

Jurisdiction of residence for legal purposes:	[***]

Email:

Address:	[***]

Holdings:

Principal Amount of Notes the Supporting Noteholder is the beneficial holder of or has investment and voting discretion in respect of	Canadian / CDS or DTC Participant (if applicable)
[***]	[***]

IN WITNESS WHEREOF, the undersigned has caused this Support Agreement to be duly executed and delivered by its proper and duly authorized officer as of the date first written above.

Name of Supporting Noteholder:

[***]

	By:	[***]
Name: [***]
Title: [***]

I have authority to bind the corporation

Jurisdiction of residence for legal purposes:	[***]

Email:

Address:	[***]

Holdings:

Principal Amount of Notes the Supporting Noteholder is the beneficial holder of or has investment and voting discretion in respect of	Canadian / CDS or DTC Participant (if applicable)
[***]	[***]

Schedule A

Definitions

“Advisors” means, together, Goodmans LLP and Feuerstein Kulick LLP, legal advisors to the Supporting Noteholders, and Ducera Partners LLC, as financial advisor to the Supporting Noteholders and any cannabis regulatory counsel (to the extent the Supporting Noteholders determine that such retention is necessary or appropriate) retained by the Supporting Noteholders.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by,” and “under common control with”) as used with respect to any Person, shall mean the possession, directly or indirectly, of the right or power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement, or otherwise.

“Bankruptcy Laws” shall mean, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), title 11 of the United States Code, 11 U.S.C. §§ 101–1532 and all other liquidation, bankruptcy, assignment for the benefit of creditors, receivership, insolvency, reorganization, or similar laws of Canada, the United States or other applicable jurisdictions.

“Business Day” means each day, other than a Saturday or Sunday or a statutory or civic holiday, on which banks are open for business in Toronto, Ontario and New York, New York.

“Cboe” means Cboe Canada Inc.

“Claim” means right or claim of any Person, including any (1) right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured; or (2) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.

“Definitive Documents” means, collectively, all of the definitive documents necessary or advisable to implement the Transaction, including, without limitation: (1) the Plan and related information circular and proxy materials, (2) the A&R Indenture, (3) the formation documents of “NewCo”, (4) the Interim Order, (5) the Final Order, (6) all security agreement and collateral documents in connection with the New Notes, (7) the Warrant Agency Agreement, (8) any agreement providing for the preemptive rights described in the Term Sheet and (9) any other agreements and documentation necessary or advisable to consummate and document or achieve the Transaction, and in each case, any amendments, modifications, and supplements thereto and any related notes, certificates, agreements, documents, and instruments.

“Effective Date” means the date on which the conditions to the effectiveness of the Plan are satisfied or waived pursuant to the Plan.

“Final Order” means a final order of the Court pursuant to the CBCA, in form and substance reasonably acceptable to the Companies and the Requisite Supporting Noteholders that, inter alia, approves the Plan.

“Governmental Entity” means any government, regulatory authority, governmental department, agency, commission, stock exchange, bureau, official, minister, court, board, tribunal or dispute settlement panel or other Law, rule or regulation-making organization or entity: (a) having or purporting to have jurisdiction on behalf of any nation, province, territory, state, municipality or any other geographic or political subdivision of any of them; or (b) exercising, or entitled or purporting to exercise any administrative, executive, judicial, legislative, policy, regulatory, listing or taxing authority or power.

“Interest” means any equity interest in any Company Entity, including all ordinary shares, units, common stock, preferred stock, membership interest, partnership interest, profits interest or other instrument, evidencing any fixed or contingent ownership interest, whether or not transferable, including any option, warrant, or other right, contractual or otherwise, to acquire any such interest.

“Interim Order” means (1) an interim order of the Court pursuant to the CBCA in form and substance reasonably acceptable to the Companies and the Requisite Supporting Noteholders that, inter alia, approves calling for and holding of necessary meeting(s) of Noteholders to consider and vote on the Plan, and (2) a limited stay of proceedings with respect to any Specified Default under the Notes, and with respect to any cross-defaults and termination rights arising under material contracts of the Companies as a result of the commencement and/or continuation of the Proceedings and/or any default under the Notes.

“Law” or “Laws” means any law, statute, order, decree, consent decree, judgment, rule, regulation, ordinance or other pronouncement having the effect of law whether in Canada, the United States or any other country, or any domestic or foreign state, county, province, city or other political subdivision or of any Governmental Entity, and includes any stock exchange requirement (including any requirement of Cboe).

“Management Incentive Program” means the new incentive program designed to reward the Companies’ senior leadership and executives in connection with their efforts associated with the proposed Transaction, on terms to be mutually agreed between the Companies and the Requisite Supporting Noteholders.

“Outside Date” means June 1, 2025 or such other date as the Companies and the Requisite Supporting Noteholders may agree in writing (which may include e-mail), provided that if (1) the Support Agreement has not been terminated in accordance with its terms (including, without limitation, by the Requisite Supporting Noteholders as a result of the failure of any of the Company Entities to satisfy the Milestones) and (2) completion of the Transaction has not occurred by June 1, 2025 solely as a result of the failure to obtain any state cannabis regulatory approvals, then the Companies may elect, by notice in writing delivered to the Supporting Noteholders prior to the date on which the Outside Date would otherwise occur, to extend such date from time to time by any specified period of time, provided that in the aggregate such extensions shall not exceed ninety (90) days from June 1, 2025 without the consent of the Requisite Supporting Noteholders.

“Person” means an individual, a corporation, a partnership, a limited or unlimited liability company, a trust, a joint venture, an association, a joint stock company, a trust, an unincorporated organization, a Governmental Entity or any agency, instrumentality or political subdivision of a Governmental Entity, or any other entity or body, whether acting in an individual, fiduciary or other capacity.

“Requisite Supporting Noteholders” means Supporting Noteholders holding more than 50% of the outstanding principal amount of the Relevant Notes held by all Supporting Noteholders in the aggregate as of the applicable date of determination.

“Support Effective Date” means the date on which (i) counterpart signature pages to this Support Agreement shall have been executed and delivered by (A) each of the Companies and (B) Supporting Noteholders holding at least 60% of the aggregate outstanding principal amount of Notes and (ii) the reasonable and documented invoiced fees and expenses of the Advisors in accordance with and subject to the engagement letters and fee letters entered into by The Cannabist Company and the Advisors shall have been paid, provided that the Advisors shall have provided the Companies with invoices for all such fees and expenses at least one (1) calendar day prior to the Support Effective Date (it being understood that failure to provide such invoice shall not preclude the applicable Advisor’s right to payment following the Effective Date).

“Support Effective Period” means the period beginning on the Support Effective Date through the date this Support Agreement is terminated in accordance with its terms.

Schedule B

Term Sheet

See attached.

B - 1

EXECUTION VERSION

SUMMARY OF TERMS

February 27, 2025

This summary of terms (this “Summary of Terms”) summarizes the material terms and conditions of certain transactions intended to take place in connection with a proposed extension and refinancing of: (1) the 6.0% Senior Secured Convertible Notes due June 29, 2025 (the “2025 Notes”); (2) the 9.5% Senior Secured First Lien Notes due February 3, 2026 (the “2026 Notes”); and (3) the 9.0% Senior Secured Convertible Notes due March 19, 2027 (the “2027 Notes” and together with the 2025 Notes and the 2026 Notes, the “Senior Notes”) issued by The Cannabist Company Holdings Inc. (“Cannabist” and, together with its subsidiaries, the “Company”) to the holders of, and/or investment advisors or managers with investment discretion with respect to holdings of, the Senior Notes (the “Noteholders”) pursuant to that certain trust indenture dated May 14, 2020, between the Company and Odyssey Trust Company, as amended and supplemented from time to time (the “Indenture”). The foregoing shall be referred to herein as the “Transaction”.

This Summary of Terms is intended as an outline only of certain material terms of the proposed transactions described herein. Final terms will be included in definitive documentation based on this Summary of Terms and otherwise reasonably acceptable to the Company and the Supporting Noteholders and executed by the applicable parties. Capitalized terms herein not otherwise defined herein shall have the meanings given to them in that certain support agreement dated as of February 27, 2025 (the “Support Agreement”) to which this Summary of Terms is attached. All amounts are U.S. dollar denominated unless otherwise specified.

This Summary of Terms does not constitute (nor will it be construed as) an offer with respect to any securities or a solicitation of acceptances or rejections as to any plan of arrangement, or plan of reorganization, it being understood that such a solicitation, if any, only will be made in compliance with applicable provisions of securities, bankruptcy, insolvency, and/or other applicable laws. This Summary of Terms does not address all terms that would be required in connection with the Transaction and is subject to the execution of definitive documentation in form and substance consistent with this Summary of Terms and otherwise reasonably acceptable to the Company and the Supporting Noteholders.

Treatment of 2025 Notes	Each holder of 2025 Notes shall exchange their 2025 Notes for: (i) new senior secured notes (the “New Senior Secured Notes”) on a 1:1 basis; and (ii) its pro-rata amount of the Share Payment (subject to certain conditions as set forth below).

Treatment of 2026 Notes	Each holder of 2026 Notes shall exchange their 2026 Notes for: (i) New Senior Secured Notes on a 1:1 basis; and (ii) its pro-rata amount of the Share Payment (subject to certain conditions as set forth below).

Treatment of 2027 Notes

Each holder of 2027 Notes shall elect to exchange their 2027 Notes for either:

(i) (A) New Senior Secured Notes on a 1:1 basis; and (B) its pro-rata amount of the Share Payment (a “New Senior Note Election”); or

(ii)  New convertible notes (the “New Convertible Notes” and together with New Senior Secured Notes, the “New Notes”) on a 1:1 basis (a “Convertible Note Election”).

Any holder of 2027 Notes that fails to make a New Senior Note Election by a deadline to be set forth in the Plan shall be deemed to make the Convertible Note Election.

New Senior Secured Notes

•  Principal Amount: Equal to the obligations owing under the 2025 Notes ($59.5 million), plus the 2026 Notes ($185 million), plus the portion of 2027 Notes held by holders of 2027 Notes electing the New Senior Note Election.

•  Interest Rate: 9.25%, payable in cash.

•  Maturity:

•  Maturity Date: December 31, 2028.

•  Extension Options: Two six-month extension options available to the Company upon payment of 50bps fee in cash, provided, however, that any such extension shall require Cannabist to concurrently extend the maturity date of the New Convertible Notes to the same date.

Share Payment	Each Noteholder receiving New Senior Secured Notes will be issued their pro-rata amount of 118,209,105 common shares in the capital of Cannabist (collectively, the “New Shares”) issued from treasury (the “Share Payment”); provided, that, the Supporting Noteholders shall use commercially reasonable efforts to ensure the Share Payment does not result in any holder of Senior Notes owning, as a registered or beneficial holder, directly or indirectly, more than 4.99% of the outstanding and common shares of Cannabist. For avoidance of doubt, the holders of 2027 Notes making a Convertible Note Election shall not be entitled to the Share Payment.

2

New Convertible Notes

•  Principal Amount: Equal to the portion of 2027 Notes held by holders of 2027 Notes making a Convertible Note Election.

•  Interest Rate: 9.0%, payable in cash.

•  Maturity:

•  Maturity Date: December 31, 2028.

•  Extension Options: Two six-month extension options available to the Company upon payment of 50bps fee in cash, provided, however, that any such extension shall require Cannabist to concurrently extend the maturity date of the New Senior Secured Notes to the same date.

•  Conversion Feature: The New Convertible Notes will retain the same conversion price and features as the 2027 Notes.

For avoidance of doubt, the New Convertible Notes will rank pari passu to the New Senior Secured Notes.

Early Consent Consideration

•  Early Consent Consideration: $1.5 million, shall payable upon Closing (the “Early Consent Consideration”) to each Early Supporting Noteholder receiving New Senior Secured Notes, which at the Company’s option, may be payable in one of two forms of consideration: by either (i) payment in cash, or (ii) transfer of such number of common shares in the capital of Verano Holdings Corp. (“Verano Common Shares”) owned by Cannabist, divided by the 30-day Volume-Weighted Average Price of the Verano Common Shares. The Early Supporting Noteholders receiving New Senior Secured Notes shall be paid the Early Consent Consideration on a pro-rata basis. For avoidance of doubt, the holders of 2027 Notes, including Early Supporting Noteholders, making a Convertible Note Election shall not be entitled to the Early Consent Consideration.

•  “Early Supporting Noteholder” means a Supporting Noteholder party to the Support Agreement as date hereof or any other holder of Notes which executes a joinder to the Support Agreement by the Early Consent Consideration Deadline.

•  “Early Consent Consideration Deadline” means 5:00 p.m. (Toronto time) on March 10, 2025, or such late date as agreed between the Company and the Requisite Supporting Noteholders.

3

New Warrants

•  Upon closing of the Transaction (the “Closing”), Cannabist shareholders as of immediately prior to Closing will be issued 118,246,947 new warrants to acquire common shares, corresponding to 20.0% of the issued and outstanding common shares of Cannabist, on a pro-forma and fully-diluted basis (the “New Warrants”).

•  The New Warrants will have a cash exercise price equal to $Cdn.0.14.

•  The New Warrants will expire on the second anniversary of Closing.

•  Proceeds from any exercise of New Warrants will be used by the Company as follows:

•  40% for open market New Note purchases, which shall be conducted through an appropriate broker, and where offered at par, shall be offered to each series of notes ratably; and

•  60% for general corporate purposes.

•  The New Warrants will be issued pursuant to a warrant agency agreement to be entered into between the Company and the Trustee (the “Warrant Agency Agreement”).

Lock-Up

•  100% of the New Shares shall be subject to a lock-up until six months following Closing.

•  50% of the New Shares shall be subject to a lock-up (on a pro rata basis for each Noteholder) until 12 months following Closing.

Governance

•  At Closing, Cannabist will select two (2) qualified independent directors with no affiliation to competitors and who are “independent” within the meaning of National Instrument 52-110 Audit Committees (the “AHC Nominees”) from a slate of candidates (which slate shall be no less than three (3) candidates) that will be provided to Cannabist by the Supporting Noteholders to be added to the board of directors of the Company (the “Board”).

•  Until the New Notes are refinanced or repaid in full, the Supporting Noteholders shall have the right to nominate the AHC Nominees, beginning as of Cannabist’s 2025 annual general meeting (the “2025 AGM”); provided, that the Closing has occurred on or before the date that is 14 days prior to the date of mailing of the management information circular for such meeting, or if Closing has not occurred as of such date, as soon as feasible after Closing (the “Appointment Date”); provided, further, that if not appointed by the Cannabist shareholders at the 2025 AGM, the AHC Nominees will be appointed by the Board promptly and as soon as reasonably practicable thereafter.

4

•  Four (4) of Cannabist’s director positions will be eliminated as of the 2025 AGM if Closing has occurred on or before such meeting, resulting in a seven-person Board (pro forma for the addition of the AHC Nominees). For avoidance of doubt, the Company shall not increase the size of the Board above seven (7) directors without the consent of the Supporting Noteholders for as long as the Supporting Noteholders have the right to nominate the AHC Nominees.

•  The Chairman of the Board shall be subject to approval by a majority of the independent directors of the Company.

•  Upon Closing, the AHC Nominees shall be entitled to participate as observers in meetings of the Board until the later of: (i) the Appointment Date, and (ii) the date on which the AHC Nominees have received applicable regulatory approval(s) under U.S. State law, at which time they will be able to act in their full authority as directors of the Company.

Conditions to Closing

•  All definitive documentation implementing the Transaction shall be consistent with this Summary of Terms, other changes reasonably acceptable to the Company and the Supporting Noteholders.

•  Receipt of all necessary stock exchange and, if applicable, shareholder approvals.

Credit Support

•  All Restricted Subsidiaries (as defined in the existing Indenture) as of the Closing to become joint and several guarantors of the New Notes.

•  All Restricted Subsidiaries to provide blanket liens, equity pledges and mortgages, in all assets and properties (subject to Excluded Property, to be defined as set forth in Annex 2 hereto) and join the Guarantee and a U.S. Security Agreement.

5

New Notes Covenants	• Net Consolidated Leverage Requirement: Commencing March 31, 2026, the Net Consolidated Leverage Ratio shall not exceed following:

Fiscal Quarter End	Net Consolidated Leverage Ratio
March 31, 2026	5.58x
June 30, 2026	5.03x
September 30, 2026	4.53x
December 31, 2026	4.05x
March 31, 2027	3.78x
June 30, 2027	3.53x
September 30, 2027	3.49x
December 31, 2027 and at all times thereafter	3.44x

•  The Net Consolidated Leverage Ratio shall be tested on a quarterly basis, provided, that no more than $45 million of cash on hand may be netted in such calculation.

•  For purposes of testing the Net Consolidated Leverage Ratio: (i) cash shall include cash, cash equivalents and Verano Common Shares owned by the Company valued at 75% of the 5-day Volume-Weighted Average Price, but for the avoidance of doubt shall exclude restricted cash; and (ii) Indebtedness shall be defined as set forth in Annex 1 hereto. Notwithstanding the foregoing, taxes shall be excluded in the calculation of Net Consolidated Leverage Ratio so long as the amount of such taxes (excluding, for greater certainty, any tax obligations arising from any asset sales) that are overdue and unpaid do not exceed the lesser of: (i) the amount set forth in the disclosure letter delivered in connection with the Support Agreement (the “Disclosure Letter”) by more than 22.5% for such period, or (ii) $250,000,000 (the excess of the lesser of (i) and (ii), the “Tax Overage Amounts”), then such Tax Overage Amount shall be included as Indebtedness for purposes of the Net Consolidated Leverage Ratio.

6

•  Minimum Liquidity Requirement: Commencing September 30, 2025, the Company’s liquidity based on cash and cash equivalents held in (i) accounts subject to control agreements in favor of the Trustee (“Controlled Accounts”), and (ii) Excluded Accounts (as defined below), on a consolidated basis shall not fall below $15 million at any time from and at all times after September 30, 2025.

•  For purposes of testing minimum liquidity, cash and cash equivalents shall include Verano Common Shares owned by the Company valued at 66.67% of the 5-day Volume-Weighted Average Price.

•  Asset Sales – Required Consents:

•  Any asset sales with expected proceeds greater than $5.0 million shall be subject to unanimous approval by the AHC Nominees; provided, that: (i) pending or contemplated asset sales disclosed to the Advisors in the Disclosure Letter that have been previously approved by the Supporting Noteholders (“Approved Sales”) shall only require approval by a majority of the Board; and (ii) pending or contemplated asset sales disclosed to the Advisors in the section titled “Unapproved Sales” in the Disclosure Letter that were not approved by the Supporting Noteholders prior to the date hereof shall require unanimous approval of the Board; provided, further, that a consent fee shall be paid to all Early Supporting Noteholders receiving New Senior Secured Notes in an amount equal to $1.5 million, with $750,000 to be paid in cash on each of the following milestones: (i) the date on which the Company has received aggregate asset sale proceeds for Approved Sales equal to or greater than $15 million; and (ii) the date on which the Company has received aggregate sale proceeds for Approved Sales equal to or greater than $20 million.

•  Any asset sale where less than 75% of the aggregate consideration is payable in cash shall be subject to approval by two-thirds (2/3) of the Board, unless the expected proceeds are in excess of $5.0 million, in which case, such sale shall be subject to unanimous approval by the AHC Nominees as set forth above.

•  Any asset sale while an Event of Default has occurred and is continuing shall be subject to unanimous approval of the Board.

•  Notwithstanding anything else to the contrary herein, any asset sale transaction which constitutes a Change of Control (as defined in the existing Indenture) or which requires the consent of the holders of New Notes under the A&R Indenture (as defined below) shall only require approval by a majority of the Board, in addition to the consents from holders required under the Indenture, if any.

7

•  Asset Sale Proceeds:

•  The first $36.5 million of proceeds from Approved Sales which have closed on or before March 31, 2026, may be used for general corporate purposes (“Retained Proceeds”).

•  The use of any asset sale proceeds other than Retained Proceeds for any purpose other than a mandatory repayment of debt to holders of New Notes must be approved by a majority of the independent directors of the Board; provided, that prior to such proceeds being used for debt repayment, the Company will have 274 days to make open market Note repurchases before retiring at par.

•  Notwithstanding the above, if the Company realizes more than $40 million in proceeds from sale of Verano Common Shares (after payment of the Early Consent Consideration to Early Supporting Noteholders) on or before March 31, 2026, any incremental proceeds shall be used for open market New Note repurchases.

•  Repurchase Upon Asset Sales: Repurchases to be subject to minimum thresholds to prevent an obligation to undertake a formal tender bid to repurchase de minimis amounts.

•  Incurrence Covenants: Attached as Annex 1 hereto.

Other

•  Affiliate Transactions: Subject to further diligence and definition of “insider transactions”.

•  Security: Require that collateral includes all of Company’s and each Restricted Subsidiary’s real and personal property (and real property to the extent owned by an Unrestricted Subsidiary to the extent required hereunder), equity interests in both the Restricted Subsidiaries and in the Unrestricted Subsidiaries (as defined in the existing Indenture); provided, that the Company shall only be required to use commercially reasonable efforts to provide holders of New Notes with a second priority mortgage within 120 days after Closing with respect to the entities and the properties set forth in the Disclosure Letter that are subject to an existing mortgage. Any liens on real property will be subject to release in the event the Board approves a sale lease back transaction or other mortgage transaction from another lender; provided, that such transaction is for fair market value; provided, further, that 50% of the net proceeds of such transaction are used to repurchase Notes in the open market and 50% are used for mandatory redemption of the New Notes.

8

•  DACAs: The Company to use commercially reasonable efforts to provide DACAs 120 days post-Closing for accounts in favor of the Company and Restricted Subsidiaries; provided, that the Company shall not be required to provide any DACAs in respect of the entities agreed to be excepted from such requirements as set forth in the Disclosure Letter (the “Excluded Accounts”).

•  Amendments/Waivers: consistent with the existing Indenture.

•  Management Incentives: In addition to the Company’s standard compensation practices, Management Incentive Program to be mutually agreed between Cannabist and the Supporting Noteholders, which will be subject to approval by the Compensation Committee of the Board following review by the Company’s third-party executive compensation consultants. To be agreed amount of cash and equity allocated by post-Transaction Board.

•  Standstill Covenants: Holders of New Notes shall enter into customary standstill arrangements with Cannabist in respect of the New Shares for a period of six (6) months following Closing.

•  Financial Advisor: Beginning on March 31, 2026, a third party financial advisor (the “Financial Advisor”) shall be retained by the Trustee on behalf of the holders of New Notes (or retained directly by the holders of New Notes, if the Trustee is unable to retain the Financial Advisor) at the Company’s expense, to receive and review Required Reporting (as hereinafter defined) for the period ended March 31, 2026 and thereafter, on a restricted professional-eyes-only basis, which such Required Reporting shall be delivered to the Trustee and the Financial Advisor contemporaneously with the provision or deemed provision of quarterly financials. The Financial Advisor shall be mutually agreed between the Company and the Supporting Noteholders, and to the extent the parties are unable to agree on a Financial Advisor, the parties shall appoint the entity listed in the Disclosure Letter. In addition to the foregoing, the A&R Indenture shall allow the Financial Advisor to advise the Trustee of its findings following a review of the compliance certificate and Required Reporting, which findings shall be provided contemporaneously to the Company by the Financial Advisor. In addition, upon request from the Financial Advisor, the Company will deliver a copy of the Financial Advisor’s findings to its audit committee and the Board.

9

Documentation	Amended and Restated Indenture (the “A&R Indenture”) and collateral documentation (including U.S. security agreements to be prepared) shall reflect the foregoing and shall otherwise be in form and substance reasonably acceptable to the Supporting Noteholders and the Company.

Means of Implementation

•  The Transaction will be implemented pursuant to a plan of arrangement under the Canada Business Corporations Act (the “Plan”). The Plan shall include customary terms and conditions consistent with this Summary of Terms, in form and substance reasonably acceptable to the Company and the Supporting Noteholders, evidencing such parties’ intent to support all actions and transactions necessary for Closing.

•  Manner of transaction implementation shall be acceptable in form and substance to the Company and the Supporting Noteholders, subject to state and other regulatory approvals, as necessary.

•  Transaction to be implemented in a tax efficient manner.

•  Transaction implementation pursuant to the Plan.

•  As set forth in the Support Agreement, The Cannabist Company Holdings (Canada) Inc. (“Cannabist Canada Holdings”) shall become a co-issuer under the Senior Notes and subsequently serve as the Canada Business Corporations Act applicant entity and, upon Closing, the Company and Cannabist Canada Holdings will be co-issuers of the New Notes. The foregoing shall be reflected in documentation and shall be reasonably acceptable to the Company and the Supporting Noteholders.

Fees and Expenses	Fees & expenses of the advisors of the Supporting Noteholders (Ducera Partners LLC, Feuerstein Kulick LLP and Goodmans LLP) shall be paid pursuant to separate Fee Letters.

10

Annex 1

Proposed Covenant Revisions to be Included in the A&R Indenture

Trust Indenture Section	Current Language	Agreed Revisions to Indenture
Definitions – Permitted Investments	“Permitted Investments” Other Investments up to the greater of $25 million or 0.3 times Consolidated EBITDA.	A combined basket of $10mm for general Permitted Investments and Restricted Payments.

Definitions – Permitted Liens	“Permitted Liens” Additional liens on Indebtedness up to the greater of US$25 million or 6.5% of Consolidated Net Tangible Assets.	$10mm basket for “other” permitted liens.

Section 7.3 – Payment of Taxes and Other Claims		Parties in agreement that no revisions will be made.

Section 7.5 - Provision of Reports and Financial Statements	Issuer must provide quarterly and annual Financial Reports.	The Company shall provide, on a quarterly basis, to the Financial Advisor, a compliance certificate, which shall certify the compliance with the financial covenants in the A&R Indenture including the Net Consolidated Leverage Requirement and Minimum Liquidity Requirement together with all necessary calculations evidencing compliance thereto as well as a report setting out , the total amount of asset sale proceeds received for such quarter and aggregate Controlled Account balances (including supporting bank statements), as of the last day of the most recently ended month. In addition, upon request by the Financial Advisor, the Company shall provide supporting documentation relating to any of the foregoing, including but not limited to the available and utilized amount of each basket in the Incurrence Covenants; and other information as may reasonably be requested by the Financial Advisor to the extent related to the compliance certificate and associated calculations (collectively, the “Required Reporting”).

Trust Indenture Section	Current Language	Agreed Revisions to Indenture

Section 7.6(a)(i) – Designation of Restricted and Unrestricted Subsidiaries [Additional Guarantors]

Guarantee refers to Indenture Section 7.18 which should describe the obligation to add Restricted Subs as Guarantors.

The Board may designate a Restricted Subsidiary as Unrestricted if, post-designation, Restricted Subsidiaries hold at least 85% of Consolidated Net Tangible Assets, excluding pre-existing Unrestricted Subsidiaries.

All existing unrestricted subsidiaries to remain unrestricted following completion of the CBCA. The Company shall not be permitted to unrestrict any additional subsidiaries on a go-forward basis.

Section 7.9 – Restricted Payments	Other payments up to the greater $[65] million or 6.5% of Consolidated Net Tangible Assets.	Combined basket of $10mm for Permitted Investments and Restricted Payments.

Section 7.9(a)(iv)(C)(1) – Restricted Payments [Consolidated Net Income]	Permitted Restricted Payment if at the time of and after giving effect to such Restricted Payment, 50% of the Issuer’s Consolidated Net Income from December 31, 2019, to the most recent fiscal quarter with available internal financial statements (or, if negative, subtract 100% of the deficit).

Agree to $10mm general Restricted Payment and Permitted investment basket.

Ordinary course Restricted Payment baskets to remain intact, subject to ongoing discussion related to grower baskets within such ordinary course Restricted Payment baskets.

Trust Indenture Section	Current Language	Agreed Revisions to Indenture
Section 7.10 – Incurrence of Indebtedness

•  (a) The Issuer and its Restricted Subsidiaries are prohibited from incurring Indebtedness or issuing Disqualified Stock unless the Consolidated Fixed Charge Coverage Ratio for the most recent four quarters is at least 2.0:1.0, determined on a pro forma basis.

•  (b)(i) Ability to incur pari debt up to the greater of US$350 million or (B) three times the Issuer’s Consolidated EBITDA

•  (b)(ii) Lease Obligations up to the greater of $75 million and (B) 20% of the Issuer’s Consolidated Net Tangible Assets

•  (b)(xix) Unsecured debt up to the greater of US$50 million or (B) 3x Consolidated EBITDA

Debt baskets as follows:

(i) $10mm secured borrowings (corresponding to the general lien basket);

(ii)  $10mm unsecured indebtedness, and

(iii)  $15mm in additional Notes (which will rank pari passu with the New Senior Secured Notes), provided that additional Notes are subject to a requirement for the company to use commercially reasonable efforts, including engaging a broker, to raise equity in an amount equal to at least half of the amount of notes intended to be raised; provided further that such commercially reasonable efforts to raise equity must be within 120 days prior to such new Notes being issued; and such new Notes will mature at least 91 days after the extended maturity date.

Section 7.12 – Transactions with Affiliates	Affiliate transaction requirements triggered for transactions in excess of $10mm (and officers cert with additional requirements for transactions over $25mm)	Affiliate transaction requirements triggered for transactions in excess of $5mm (and officers cert with additional requirements for transactions in excess of $10mm)

Trust Indenture Section	Current Language	Agreed Revisions to Indenture
Section 9.1 – Events of Default [those with cure periods]

(a) Interest Payment – 30 days.

(e) Fail to comply with any agreement in the Indenture for 60 days (or 90 days in case of a Reporting Failure) after receiving written notice from the Trustee or Holders of at least 25% of the outstanding Notes.

(f) Defaults under other instruments in the indenture of $50mm+ – 30 days (increased from $25mm in the original indenture by Section 2.22 of the Fourth Supplement w/r/t the 2026 notes).

(g) Judgements of $25mm+ – 60 days.

(j) Liquidation order – 60 days.

(k) Failure to maintain first priority, after written notice – 5 BD.

(a) Interest Payment – 30 days.

(e) Fail to comply with any agreement in the Indenture for 60 days (including 60 days in case of a Reporting Failure) after receiving written notice from the Trustee or Holders of at least 25% of the outstanding Notes.

(f) Defaults under other instruments in the indenture of $25mm+ – 30 days

(g) Judgements of $15mm+ – 60 days.

(j) Liquidation order – 60 days.

(k) Failure to maintain first priority, after written notice – 5 BD.

Section 9	Silent as to waivers regarding summary judgement and appointment of receiver after an event of default.	The A&R Indenture will include waivers regarding summary judgment and appointment of a receiver, subject to settling the language to be included in the A&R Indenture among counsel.

Preservation of Material Contracts and Permits	The existing Indenture does not include a customary covenant requiring preservation of Material Contracts and Permits.	The A&R Indenture will include a covenant that the Issuer and its Restricted Subsidiaries shall maintain all material permits, and perform and observe all material terms and provisions of each material contract to be performed or observed by it and maintain each such material contract in full force and effect except to the extent such non-compliance could not be reasonably expected to result in a Material Adverse Effect.

Annex 2

Proposed Definition Revisions to be Included in the A&R Indenture

“Consolidated EBITDA” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, and without duplication:

(a)

an amount equal to any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(b)

all extraordinary, unusual or non-recurring items of loss or expense, including restructuring costs not otherwise defined in subsection (f) hereof, to the extent deducted in computing such Consolidated Net Income provided that the amount added back hereunder, together with any amounts added back pursuant to subsection (h) hereof shall not exceed 12.5% of Consolidated EBITDA for any four fiscal quarter period ending on such date (calculated prior to giving effect to any adjustment pursuant to this clause (b)); plus

(c)

provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(d)

Consolidated Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that any such Consolidated Fixed Charges were deducted in computing such Consolidated Net Income; plus

(e)

depreciation, depletion, amortization (including amortization of intangibles and deferred financing costs but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, depletion, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

(f)

severance costs, costs related to closing facilities, and costs related to lease buy-outs; provided that in each case such costs or charges were deducted in calculating Consolidated Net Income for such period; plus

(g)	[reserved]

(h)

the amount of any one-time and non-recurring costs relating to opening or relocating facilities, signing, retention and completion bonuses, costs incurred in connection with any strategic initiatives, transition and other business optimization expenses and project start-up costs; provided that the aggregate amount for all cash items added pursuant to this clause (h) together with any amounts added back pursuant to subsection (b) hereof shall not exceed 12.5% of Consolidated EBITDA for any four fiscal quarter period ending on such date (calculated prior to giving effect to any adjustment pursuant to this clause (h)); plus

(i)

the amount of identified cost savings projected by the Issuer in good faith to result from actions taken or expected to be taken not later than twelve months after the end of such period (which identified cost savings shall be calculated as though they had been realized on the first day of the period for which Consolidated EBITDA is being determined); provided that (x) such cost savings are reasonably identifiable and factually supportable and (y) the aggregate amount of cost savings added pursuant to this clause (i) for any date for the four fiscal quarter period ending on such date shall not exceed, 10% of Consolidated EBITDA for any four fiscal quarter period ending on such date (calculated prior to giving effect to any adjustment pursuant to this clause (i)); plus

(j)

all expenses related to restricted stock, redeemable stock or stock options interests granted to officers, directors and employees, to the extent such expenses were deducted in computing such Consolidated Net Income; plus

(k)	all non-cash items decreasing such Consolidated Net Income for such period; minus

(l)	non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business; plus

(m)	all expenses and costs incurred in connection with the CBCA restructuring and issuance of the New Notes that are paid within 180 days after the Closing,

in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, the Consolidated Fixed Charges of and the depreciation, depletion and amortization and other non-cash expenses of, a Restricted Subsidiary of the Issuer will be added to Consolidated Net Income to compute Consolidated EBITDA of the Issuer (A) in the same proportion that the Net Income of such Restricted Subsidiary was added to compute such Consolidated Net Income of the Issuer and (B) only to the extent that a corresponding amount would be permitted at the date of determination to be dividended or distributed, directly or indirectly, to the Issuer by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders

“Excluded Property” means (i) the Real Property subject to existing mortgages, (ii) any motor vehicle, airplane or other asset subject to a certificate of title (other than to the extent a security interest therein can be perfected by filing a PPSA financing statement or an “all assets” UCC financing statement and without the requirement to list any VIN, serial or similar number), (iii) any letter of credit right (other than to the extent such right can be perfected by filing a PPSA financing statement or an “all assets” UCC financing statement) and commercial tort claims, (iv) any governmental or regulatory license or state or local franchise, charter, consent, permit or authorization to the extent the granting of a security interest therein is prohibited or restricted thereby or by applicable law (after giving effect to the applicable anti-assignment provisions of the PPSA or UCC, as applicable) provided that, (1) the Collateral shall include, and the security interest granted by each grantor shall attach to such property, immediately at such time as the prohibition shall no longer be applicable and to the extent severable, any portion of such license or other agreement not subject to the prohibition specified in this clause (iv), (2) the exclusions referred to in this clause (iv) shall not include any proceeds of any such license or other agreement to the extent permitted by applicable law, (v) margin stock, (vi) general intangibles and any lease, license, permit or other agreement or any property or right subject thereto to the extent that a grant of a security interest therein would (after giving effect to the applicable anti-assignment provisions of the PPSA or UCC, as applicable) violate or invalidate such item or create a right of termination in favor of or otherwise require consent thereunder from any other party thereto (other than the Issuer or any Guarantor) which has not been obtained with commercially reasonable efforts within 120 days after the Closing Date provided that, (1) the Collateral shall include, and the security interest granted by each grantor shall attach to such property, immediately at such time as the prohibition shall no longer be applicable and to the extent severable, any portion of such agreement not subject to the prohibition specified in this clause (vi), (2) the exclusions referred to in this clause (vi) shall not include any proceeds of any such license or other agreement, (vii) any pledge or security interest prohibited or restricted by applicable law, rule or regulation or any agreement with any governmental authority or which would (after giving effect to the applicable anti-assignment provisions of the PPSA or UCC, as applicable) require any governmental (including regulatory) consent, approval, license or authorization to provide such security interest which has not been obtained (with no requirement to seek or obtain the consent of any governmental authority or third party), provided that, (1) the Collateral shall include, and the security interest granted by each grantor shall attach to such property, immediately at such time as the prohibition or restriction shall no longer be applicable and to the extent severable, any portion of such license or other agreement not subject to the prohibition specified in this clause (vii), (2) the exclusions referred to in this clause (vii) shall not include any proceeds of any such property, (viii) any “intent-to-use” trademark application prior to the filing of a statement of use, solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law; provided that, upon submission and acceptance by the PTO of an amendment to allege use pursuant to 15 U.S.C. Section 1060(a) (or any successor provision), such intent-to-use trademark application shall automatically be considered Collateral without further action on any party’s part, and (ix) any other exception set forth in the Security Documents.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(a)	in respect of borrowed money;

(b)	evidenced by bonds, Notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(c)	in respect of banker’s acceptances;

(d)	in respect of Lease Obligations and purchase money obligations entered into by such Person;

(e)

all obligations to pay the deferred and unpaid of the purchase price of any property or services (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices and, for the avoidance of doubt, other than royalty payments payable in the ordinary course of business in respect of non-exclusive licenses) and any earn-out or similar obligations (unless subject to a bona fide dispute);

(f)	representing Disqualified Stock valued as provided in the definition of the term “Disqualified Stock;”

(g)	representing Hedging Obligations; or

(h)	all preferred stock issued by such Person, if such Person is a Restricted Subsidiary or the Issuer and is not a Guarantor.

In addition, the term “Indebtedness” includes (x) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), provided that the amount of such Indebtedness will be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness, and (y) to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person.

Notwithstanding the foregoing, the following shall not constitute Indebtedness:

(a)

any obligation arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such obligation is extinguished within five Business Days of its incurrence;

(b)

any obligation arising from any agreement providing for indemnities, guarantees, purchase price adjustments, holdbacks, contingency payment or earnout obligations based on the performance of the acquired or disposed assets, subordinated vendor takeback loan or similar obligations (other than guarantees of Indebtedness) customarily Incurred by any Person in connection with the acquisition or disposition of any assets, including Capital Stock, in an aggregate amount not to exceed $3.0 million at any one time outstanding;

(c)

any indebtedness that has been defeased in accordance with GAAP or defeased pursuant to the irrevocable deposit of cash or Cash Equivalents (in an amount sufficient to satisfy all obligations relating thereto at maturity or redemption, as applicable, including all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness, and subject to no other Liens, and in accordance with the other applicable terms of the instrument governing such indebtedness; provided, however, if any such defeasance shall be terminated prior to the full discharge of the Indebtedness for which it was Incurred, then such Indebtedness shall constitute Indebtedness for all relevant purposes of this Indenture; and

(d)	any item that would not appear as a liability upon a balance sheet of the specified Person in accordance with GAAP.

The amount of any Indebtedness outstanding as of any date will be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations described above, the maximum liability upon the occurrence of the contingency giving rise to the obligation, and will be:

(a)	the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

(b)	the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

Schedule C

Milestones

The following Milestones apply, each of which may be extended as agreed to in writing (which may include e-mail) by The Cannabist Company and the Requisite Supporting Noteholders:

(1)	finalize the A&R Indenture, in form and substance reasonably acceptable to the Company and the Requisite Supporting Noteholders, by no later than March 24, 2025;

(2)	file the application in the Proceedings seeking the Interim Order by no later than March 24, 2025; and

(3)	obtain Court approval of the Final Order by no later than May 5, 2025 (subject to Court availability and receipt of the Interim Order in a timely manner following filing of the applications).

C - 1

Schedule D

Joinder Agreement

FORM OF JOINDER AGREEMENT FOR SUPPORTING NOTEHOLDERS

This joinder agreement to the Support Agreement, dated as of February 27, 2025 (as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Support Agreement”), between the Companies, the Trustee, and the Supporting Noteholders, each as defined in the Support Agreement, is executed and delivered by ________________________________ (the “Joining Party”) as of ______________, [●]. Each capitalized term used herein but not otherwise defined shall have the meaning set forth in the Support Agreement.

1. Agreement to be Bound. The Joining Party hereby agrees to be bound by all of the terms of the Support Agreement, a copy of which is attached to this Joinder Agreement as Annex I (as the same has been or may be hereafter amended, restated or otherwise modified from time to time in accordance with the provisions thereof).

2. Effectiveness. Upon (i) delivery of a signature page for this joinder and (ii) written acknowledgement by the Company, the Joining Party shall hereafter be deemed to be a “Supporting Noteholder” and a “Party” for all purposes under the Support Agreement and with respect to any and all Relevant Notes or Debt held by such Joining Party.

3. Representations and Warranties. With respect to the aggregate principal amount of Relevant Notes or Debt set forth below its name on the signature page hereto, the Joining Party hereby makes the representations and warranties of the Supporting Noteholders, as set forth in Section 2 of the Support Agreement to each other Party to the Support Agreement.

4. Governing Law. This Joinder Agreement shall be governed by and construed in accordance with the Laws of the Province of Ontario and the Laws of Canada applicable therein (excluding any conflict of laws rule or principle which might refer such construction to the Laws of another jurisdiction).

[Signature Page Follows]

D - 2

IN WITNESS WHEREOF, the Joining Party has caused this Joinder Agreement to be duly executed and delivered by its proper and duly authorized officer as of the date first written above.

[JOINING PARTY]

By:
Name:
Title:

Jurisdiction of residence for legal purposes:
Email:
Address:

Principal Amount of Notes	Custodian / CDS or DTC Participant (if applicable)

Acknowledged:

The Cannabist Company Holdings Inc. (on behalf of the Companies)

By:
Name: Title:

D - 3

Schedule E

Releases

1. Release of Released Parties2

As of the Effective Date, each of the Released Parties shall be released and discharged from all actions, causes of action, damages, judgments, executions, obligations, liabilities and Claims of any kind or nature whatsoever arising on or prior to the Effective Date in connection with the Notes, the Notes Indenture, the Notes Documents, the Shares, the New Warrants, the Support Agreement, the Arrangement, the Plan, the Proceedings and any other proceedings commenced with respect to or in connection with the Plan, the transactions contemplated hereunder, and any other actions or matters related directly or indirectly to the foregoing (collectively, the “Released Claims”), provided that nothing in this paragraph shall release or discharge (i) any of the Released Parties from or in respect of their respective obligations under the Plan, the New Notes, the New Warrants or any Order or document ancillary to any of the foregoing, or (ii) any director or officer of The Cannabist Company Holdings Inc. or The Cannabist Company Holdings (Canada) Inc. of their right to indemnity, insurance claims, and employment related rights or claims, (iii) any inter-company obligations between or among The Cannabist Company Holdings Inc., The Cannabist Company Holdings (Canada) Inc., or any subsidiary on or before the Effective Date or (iv) any act or omission arising out of any Released Party’s gross negligence, actual and intentional fraud, willful misconduct, or criminal acts (as determined by a final non-appealable order from a court of competent jurisdiction). The foregoing release shall not be construed to prohibit a party in interest from seeking to enforce the terms of this Plan or any contract or agreement entered into pursuant to, in connection with or contemplated by this Plan.

2. Injunctions

All Persons are permanently and forever barred, estopped, stayed and enjoined, on and after the Effective Date, with respect to any and all Released Claims, from: (i) commencing, conducting or continuing in any manner, directly or indirectly, any action, suits, demands or other proceedings of any nature or kind whatsoever of any Person against the Released Parties, as applicable; (ii) enforcing, levying, attaching, collecting or otherwise recovering or enforcing by any manner or means, directly or indirectly, any judgment, award, guarantee, decree or order against the Released Parties; (iii) creating, perfecting, asserting or otherwise enforcing, directly or indirectly, any lien or encumbrance of any kind against the Released Parties or their property; or (iv) taking any actions to interfere with the implementation or consummation of this Plan or the transactions contemplated hereunder; provided, however, that the foregoing shall not apply to the enforcement of any obligations under this Plan or any document, instrument or agreement executed to implement this Plan.

3. Applicable Definitions

“Released Parties” means, collectively, (i) The Cannabist Company Holdings Inc., (ii) The Cannabist Company Holdings (Canada) Inc., (iii) each affiliate or subsidiary of The Cannabist Company Holdings Inc., (iv) the Supporting Noteholders, (v) the Trustee, (vi) the Proxy, Information and Exchange Agent, and (vii) each of the foregoing Persons’ respective current and former officers, directors, principals, members, affiliates, limited partners, general partners, managed accounts or funds, fund advisors, shareholders, employees, financial and other advisors, legal counsel and agents, each in their capacity as such.

[2]	All capitalized terms not otherwise defined will have the meanings given to them in the Plan.

E - 1

Schedule F

Form of Press Release

See attached.

F-1

The Cannabist Company Announces Agreement to Extend the Maturity Date of its Senior Secured Notes to December 2028, with Options to Extend through 2029

NEW YORK, N.Y., February 27, 2025 - The Cannabist Company Holdings Inc. (Cboe CA: CBST) (OTCQX: CBSTF) (FSE: 3LP) (“The Cannabist Company” or the “Company”), one of the most experienced cultivators, manufacturers and retailers of cannabis products in the U.S., announced today that it has entered into a support agreement dated February 27, 2025 (the “Support Agreement”) with holders (the “Supporting Noteholders”) representing approximately 61% of the aggregate principal amount of issued Senior Notes (as defined below) regarding the exchange of their notes for new notes having a later maturity date and additional covenants, all as described herein (the “Transaction”).

“At the beginning of 2024, we launched a midterm strategy designed to transform our business through footprint optimization, improved operational efficiency, and proactive balance sheet management. Over the past year, we have successfully implemented meaningful corporate restructuring and strategic asset divestitures. As the next step in our process, we are pleased to announce a mutual agreement with our bondholders to extend the maturities of our senior debt until December 2028, with the option to extend through 2029. Through this transaction, we have proactively positioned the Company with runway to continue to execute against its strategic plan, which includes continued operational improvements, finalizing the footprint rationalization initiative, targeting further cost-saving efficiencies across the organization, and capitalizing on growth opportunities in 2025 and beyond. We are grateful for the partnership with our bondholders and look forward to making further progress as we build a better business,” said David Hart, CEO of The Cannabist Company.

In addition to certain real property mortgages, the Company’s secured debt generally consists of: (i) the six percent (6.0%) Senior Secured Convertible Notes due June 29, 2025 for an aggregate amount of U.S. $59.5 million (the “2025 Notes”); (ii) the nine and one half percent (9.5%) Senior Secured First-Lien Notes due February 3, 2026 for an aggregate amount of U.S. $185 million (the “2026 Notes”); and (iii) the nine percent (9.0%) Senior Secured Convertible Notes due March 19, 2027 for an aggregate amount of U.S. $25.55 million (the “2027 Notes”, and together with the 2025 Notes and the 2026 Notes, the “Senior Notes”).

Under the terms of the Transaction, the holders of the 2025 Notes and the 2026 Notes will exchange their Senior Notes for an equal principal amount of 9.25% senior secured notes due December 31, 2028 (subject to two six-month extension options available to the Company upon payment of a 0.50% fee, payable in cash) (the “New Senior Notes”) and the holders of the 2027 Notes will be given the right to elect to receive either (i) an equal principal amount of New Senior Notes or (ii) an equal principal amount of newly issued 9.0% convertible notes, which will have the same conversion price as the existing 2027 Notes but will have the same extended maturity date as the New Senior Notes (the “New Convertible Notes”, and together with the New Senior Notes, the “New Notes”).

The Transaction will be subject to approval by the Ontario Superior Court of Justice pursuant to a plan of arrangement (the “Plan”) under the Canada Business Corporations Act (the “CBCA”). The Transaction will also be subject to customary conditions, including approval by the requisite majority of holders of Senior Notes and the receipt of any necessary regulatory approvals, including state cannabis regulators, if applicable.

Transaction Details

The Support Agreement contemplates, among other things, the following terms:

•

Senior Note Exchange: The holders of the Senior Notes will receive, pursuant to the Plan, an equal principal amount of New Notes in an aggregate amount of approximately US$270 million, which will be guaranteed by the Company and each of its direct and indirect subsidiaries (other than certain existing unrestricted subsidiaries), and the New Notes shall be secured by all or substantially all of the assets and properties of the Company and each guaranteeing subsidiary, subject to certain exemptions. The New Notes will also contain new covenants including a net consolidated leverage ratio requirement, minimum liquidity requirement, consent fees for asset sales and incurrence covenants.

•

Issuance of New Shares: The Company will also issue 118,209,105 common shares (the “New Shares”), representing 24.99% of the issued and outstanding shares of the Company, on a pro rata basis to holders of Senior Notes who elect to receive New Senior Notes (the “Share Payment”). Holders of 2027 Notes who elect to receive New Convertible Notes will not be entitled to any portion of the Share Payment. 100% of the New Shares will be subject to a 6-month contractual lock-up from the closing of the Transaction, and 50% of the New Shares will be subject to a 12-month contractual lock-up from the closing of the Transaction.

•

Early Consent Consideration: Supporting Noteholders and any other holder of Senior Notes who executes a joinder to the Support Agreement prior to 5:00 p.m. (New York time) on March 10, 2025 (or such later date as may be agreed by the Company and certain Supporting Noteholders) (collectively, “Early Supporting Noteholders”) who receive New Senior Notes will also receive their pro rata share of a $1,500,000 early consent fee payable by the Company to such Early Supporting Noteholders on closing of the Transaction (the “Early Consent Consideration”). The Early Consent Consideration shall be payable by the Company in cash or through transfer of publicly traded securities of a third-party issuer owned by the Company, at the Company’s option. Holders of 2027 Notes, including Early Supporting Noteholders, who elect to receive New Convertible Notes will not be entitled to any portion of the Early Consent Consideration.

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Additional Early Consent Fee: Early Supporting Noteholders who receive New Senior Notes will also receive their pro rata share of a $1,500,000 asset sale consent fee (the “Asset Sale Early Consent Fee”) payable by the Company to such Early Supporting Noteholders in two equal instalments on: (i) the date on which the Company has received aggregate asset sale proceeds for certain pending or contemplated asset sales disclosed to and approved by the Supporting Noteholders (“Approved Sales”) equal to or greater than $15,000,000; and (ii) the date on which the Company has received aggregate sale proceeds for Approved Sales equal to or greater than $20,000,000. Holders of 2027 Notes, including Early Supporting Noteholders, who elect to receive New Convertible Notes will not be entitled to any portion of the Asset Sale Early Consent Fee.

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Convertible Notes: The New Convertible Notes will retain the same conversion price and features as the 2027 Notes, though the maturity date of the New Convertible Notes issued pursuant to the Plan will be extended to the same maturity as the New Senior Notes.

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Anti-Dilutive Warrants: In order to reduce the dilutive effect of the New Shares on existing shareholders of the Company, the existing shareholders of the Company (excluding the recipients of the New Shares) will be granted new common share purchase warrants (the “Anti-Dilutive Warrants”) to acquire an aggregate of 118,246,947 million newly issued common shares, representing approximately 20% of the common shares on a pro forma, diluted basis (after taking into consideration the issuance of the New Shares). The Anti-Dilutive Warrants will be exercisable at $Cdn.0.14 per common share for a period of two years from the closing of the Transaction.

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Governance Rights: At closing of the Transaction, the Company will select two (2) qualified independent directors with no affiliation to competitors (the “Independent Directors”) from a slate of candidates provided by the Supporting Noteholders, to be added to the board of directors of the Company (the “Board”). Until the New Notes are refinanced or repaid in full, the Supporting Noteholders shall have the right to nominate two (2) Independent Directors for election to the Board, beginning as of the Company’s 2025 annual general meeting. Four (4) of The Cannabist Company’s director positions will be eliminated as of the 2025 annual general meeting if closing has occurred by such meeting, resulting in a seven-person board (pro forma for the addition of two (2) new Independent Directors described above). The Chair of the Board shall be subject to approval by the independent directors of the Board.

Pursuant to the Plan, the Company expects to call a meeting of holders of Senior Notes to approve the Transaction and is targeting closing the Transaction in the first half of 2025, subject to the satisfaction of closing conditions, including court approval of the Plan and the receipt of any necessary state cannabis regulatory approvals. The Company intends to mail a proxy circular in the upcoming weeks to holders of Senior Notes.

The Board has unanimously determined, after receiving financial and legal advice and following the receipt of a unanimous recommendation of a special committee of independent directors, that the Transaction is in the best interests of the Company. The Board obtained an independent fairness opinion from Koger Valuations Inc. which provides that, as at the date of such opinion and based upon and subject to the assumptions, procedures, factors, limitations and qualifications set forth therein, the Transaction is fair, when viewed as a whole and from a financial point of view, to the shareholders of the Company and to holders of the Senior Notes.

Any holder of Senior Notes who is interested in executing a joinder to the Support Agreement in order to become an Early Supporting Noteholder and participate in the Early Consent Consideration and Asset Sale Early Consent Fee should contact Moelis & Company LLC at the address below.

Moelis & Company LLC

399 Park Avenue, 4th Floor

New York, NY 10022

Grant Kassel Managing Director Grant.Kassel@moelis.com (212) 883-3643	Cullen Murphy Managing Director Cullen.Murphy@moelis.com (212) 883-4238

No securities regulatory authority has either approved or disapproved of the contents of this news release. This news release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities in the United States or any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The securities being offered have not been registered under the U.S. Securities Act of 1933, as amended, and such securities may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons absent registration or an applicable exemption from U.S. registration requirements and applicable U.S. state securities laws.

Moelis & Company LLC is serving as exclusive financial advisor to the Company. Stikeman Elliott LLP and Dorsey & Whitney LLP are acting as the Company’s Canadian and U.S. legal counsel, respectively. Goodmans LLP and Feuerstein Kulick LLP are acting as the Supporting Noteholders’ Canadian and U.S. legal counsel, respectively, with Ducera Partners LLC serving as the financial advisor to the Supporting Noteholders’ legal counsel.

About The Cannabist Company (f/k/a Columbia Care)

The Cannabist Company, formerly known as Columbia Care, is one of the most experienced cultivators, manufacturers and providers of cannabis products and related services, with licenses in 14 U.S. jurisdictions. The Company operates 89 facilities including 70 dispensaries and 19 cultivation and manufacturing facilities, including those under development. Columbia Care, now The Cannabist Company, is one of the original multi-state providers of cannabis in the U.S. and now delivers industry-leading products and services to both the medical and adult-use markets. In 2021, the Company launched Cannabist, its retail brand, creating a national dispensary network that leverages proprietary technology platforms. The company offers products spanning flower, edibles, oils and tablets, and manufactures popular brands including dreamt, Seed & Strain, Triple Seven, Hedy, gLeaf, Classix, Press, and Amber. For more information, please visit www.cannabistcompany.com.

Caution Concerning Forward Looking Statements

Certain information contained in this news release may be forward-looking statements within the meaning of applicable securities laws. Forward-looking statements are often, but not always, identified by the use of words such as “target”, “expect”, “anticipate”, “believe”, “foresee”, “could”, “would”, “estimate”, “goal”, “outlook”, “intend”, “plan”, “seek”, “will”, “may”, “tracking”, “pacing” and “should” and similar expressions or words suggesting future outcomes. This news release includes forward-looking information and statements pertaining to, among other things, future payments to creditors, the holding of the meeting of the holders of Senior Notes, the implementation of the Transaction pursuant to a plan of arrangement under the CBCA, including the receipt of all necessary Senior Noteholder, exchange, court, and regulatory approvals (including any necessary state cannabis regulatory approvals), the execution of operational improvements and footprint rationalization initiative, completion of cost-saving initiatives, and capitalizing on growth opportunities in 2025 and beyond. Numerous risks and uncertainties could cause the actual events and results to differ materially from the estimates, beliefs and assumptions expressed or implied in the forward-looking statements, including, but not limited to the Company may not receive the necessary approvals to complete the Transaction. Forward-looking estimates and assumptions involve known and unknown risks and uncertainties that may cause actual results to differ materially. The Company also cautions readers that the forward-looking financial information contained in this news release are only provided to assist readers in understanding management’s current expectations relating to future periods and, as such, are not appropriate for any other purpose. In addition, securityholders should review the risk factors discussed under “Risk Factors” in the Company’s Form 10-K for the year ended December 31, 2023, as filed with Canadian and U.S. securities regulatory authorities and described from time to time in subsequent documents filed with applicable securities regulatory authorities.

Investor & Media Contact

Lee Ann Evans

SVP, Capital Markets & Communications

investor@cannabistcompany.com